                                                                     EXHIBIT 4.1
================================================================================



                          UIH AUSTRALIA/PACIFIC, INC.,

                                   as Issuer


                                      and


                        FIRSTAR BANK OF MINNESOTA, N.A.

                                   as Trustee


                             ---------------------



                                   INDENTURE

                         Dated as of September 23, 1997

                            -----------------------



                                  $45,000,000


                       14% Senior Discount Notes due 2006



================================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------

TIA Section                                                   Indenture Section
================================================================================
(S) 310(a)(1)...............................................               7.10
       (a)(2)...............................................               7.10
       (a)(3)...............................................               N.A.
       (a)(4)...............................................               N.A.
       (a)(5)...............................................               7.10
       (b)..................................................    7.8; 7.10; 10.2
       (c)..................................................               N.A.
(S) 311(a)..................................................               7.11
       (b)..................................................               7.11
       (c)..................................................               N.A.
(S) 312(a)..................................................                2.5
       (c)..................................................               10.3
(S) 313(a)..................................................                7.6
       (b)(1)...............................................                7.6
       (b)(2)...............................................           7.6; 7.7
       (c)..................................................      7.5; 7.6;10.2
       (d)..................................................                7.6
(S) 314(a)..................................................     4.6; 4.7; 10.2
       (b)..................................................               N.A.
       (c)(1)...............................................               10.4
       (c)(2)...............................................               10.4
       (c)(3)...............................................            10.4(c)
       (d)..................................................               N.A.
       (e)..................................................               10.5
       (f)..................................................               N.A.
(S) 315(a)..................................................             7.1(b)
       (b)..................................................          7.5; 10.2
       (c)..................................................             7.1(a)
       (d)..................................................             7.1(c)
       (e)..................................................               6.11
(S) 316(a) (last sentence)..................................                2.9
       (a)(1)(A)............................................                6.5
       (a)(1)(B)............................................                6.4
       (a)(2)...............................................               N.A.
       (b)..................................................           6.7; 9.4
       (c)..................................................                9.4
(S) 317(a)(1)...............................................                6.8
       (a)(2)...............................................                6.9
       (b)..................................................                2.4
(S) 318(a)..................................................               10.1
       (c)..................................................               10.1

--------------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

Section                                                                   Page
-------                                                                   ----

ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE.....................1
   SECTION 1.1   Definitions.................................................1
   SECTION 1.2   Incorporation by Reference of Trust Indenture Act..........15
   SECTION 1.3   Rules of Construction......................................15

ARTICLE II    THE SECURITIES................................................16
   SECTION 2.1   Form and Dating............................................16
   SECTION 2.2   Execution and Authentication...............................16
   SECTION 2.3   Registrar and Paying Agent.................................17
   SECTION 2.4   Paying Agent To Hold Money in Trust........................17
   SECTION 2.5   Securityholder Lists.......................................17
   SECTION 2.6   Transfer and Exchange......................................18
   SECTION 2.7   Replacement Securities.....................................18
   SECTION 2.8   Outstanding Securities.....................................18
   SECTION 2.9   Treasury Securities........................................18
   SECTION 2.10  Temporary Securities.......................................19
   SECTION 2.11  Cancellation...............................................19
   SECTION 2.12  Defaulted Interest.........................................19
   SECTION 2.13  CUSIP Number...............................................19
   SECTION 2.14  Book-Entry Provisions for Global Securities................19
   SECTION 2.15  Special Transfer Provisions................................20
   SECTION 2.16  Designation................................................21

ARTICLE III   REDEMPTION....................................................22
   SECTION 3.1   Notices to Trustee.........................................22
   SECTION 3.2   Selection of Securities To Be Redeemed.....................22
   SECTION 3.3   Notice of Redemption.......................................22
   SECTION 3.4   Effect of Notice of Redemption.............................23
   SECTION 3.5   Deposit of Redemption Price................................23
   SECTION 3.6   Securities Redeemed in Part................................23

ARTICLE IV    COVENANTS.....................................................24
   SECTION 4.1   Payment of Securities......................................24
   SECTION 4.2   Maintenance of Office or Agency............................24
   SECTION 4.3   Corporate Existence........................................24
   SECTION 4.4   Payment of Taxes and Other Claims..........................24
   SECTION 4.5   Maintenance of Properties; Books and Records;
                 Compliance with Law........................................25
   SECTION 4.6   Compliance Certificates; Notice of Default.................25
   SECTION 4.7   Reports....................................................26
   SECTION 4.8   Limitation on Restricted Payments..........................26
   SECTION 4.9   Limitation on Additional Indebtedness and
                 Preferred Stock of Restricted Subsidiaries.................28
   SECTION 4.10  Business of the Company....................................28
   SECTION 4.11  Limitation on Dividends and Other Payment
                 Restrictions Affecting Restricted Subsidiaries.............28
   SECTION 4.12  Limitation on Liens........................................29
   SECTION 4.13  Disposition of Proceeds of Asset Sales.....................29
   SECTION 4.14  Limitation on Transactions with Affiliates.................31
   SECTION 4.15  Change of Control..........................................32
   SECTION 4.16  Waiver of Stay; Extension of Usury Laws....................33
   SECTION 4.17  Maintenance of Insurance...................................33

   SECTION 4.18  Limitation on Unrestricted Subsidiaries
                 and Unrestricted Affiliates................................33
   SECTION 4.19  Limitation on Status as Investment Company.................34
   SECTION 4.20  Internal Revenue Service Filing............................34
   SECTION 4.21  Issuance of Contingent Warrants............................34

ARTICLE V     SUCCESSOR CORPORATION.........................................35
   SECTION 5.1   Limitation on Mergers, Consolidations or
                 Sales of Assets............................................35
   SECTION 5.2   Successor Entity Substituted...............................36

ARTICLE VI    DEFAULT AND REMEDIES..........................................36
   SECTION 6.1   Events of Default..........................................36
   SECTION 6.2   Acceleration...............................................37
   SECTION 6.3   Other Remedies.............................................38
   SECTION 6.5   Control by Majority........................................38
   SECTION 6.6   Limitation on Suits........................................39
   SECTION 6.7   Rights of Holders To Receive Payment.......................39
   SECTION 6.8   Collection Suit by Trustee.................................39
   SECTION 6.9   Trustee May File Proofs of Claim...........................39
   SECTION 6.10  Priorities.................................................40
   SECTION 6.11  Undertaking for Costs......................................40
   SECTION 6.12  Rights and Remedies Cumulative.............................40
   SECTION 6.13  Delay or Omission Not Waiver...............................40

ARTICLE VII   TRUSTEE.......................................................40
   SECTION 7.1   Duties of Trustee..........................................40
   SECTION 7.2   Rights of Trustee..........................................41
   SECTION 7.3   Individual Rights of Trustee...............................42
   SECTION 7.4   Trustee's Disclaimer.......................................42
   SECTION 7.5   Notice of Defaults.........................................42
   SECTION 7.6   Reports by Trustee to Holders..............................42
   SECTION 7.7   Compensation and Indemnity.................................42
   SECTION 7.8   Replacement of Trustee.....................................43
   SECTION 7.9   Successor Trustee By Merger, Etc...........................44
   SECTION 7.10  Eligibility; Disqualification..............................44
   SECTION 7.11  Preferential Collection of Claims Against Company..........44

ARTICLE VIII  DISCHARGE OF INDENTURE; DEFEASANCE............................44
   SECTION 8.1   Termination of Obligations; Legal and
                 Covenant Defeasance........................................44
   SECTION 8.2   Application of Trust Money.................................46
   SECTION 8.3   Repayment to the Company...................................46
   SECTION 8.4   Reinstatement..............................................46
   SECTION 8.5   Acknowledgment of Discharge by Trustee.....................46

ARTICLE IX    AMENDMENTS, SUPPLEMENTS AND WAIVERS...........................47
   SECTION 9.1   Without Consent of Holders.................................47
   SECTION 9.2   With Consent of Holders....................................47
   SECTION 9.3   Compliance with Trust Indenture Act........................48
   SECTION 9.4   Revocation and Effect of Consents..........................48
   SECTION 9.5   Notation on or Exchange of Securities......................49
   SECTION 9.6   Trustee To Sign Amendments, Etc............................49

ARTICLE X     MISCELLANEOUS.................................................49
   SECTION 10.1  Trust Indenture Act Controls...............................49
   SECTION 10.2  Notices....................................................49
   SECTION 10.3  Communications by Holders with Other Holders...............50
   SECTION 10.4  Certificate and Opinion of Counsel as to
                 Conditions-Precedent.......................................50

   SECTION 10.5  Statements Required in Certificate and
                 Opinion of Counsel.........................................50
   SECTION 10.6  Rules by Trustee, Paying Agent, Registrar..................51
   SECTION 10.7  Legal Holidays.............................................51
   SECTION 10.8  Governing Law..............................................51
   SECTION 10.9  No Recourse Against Others.................................51
   SECTION 10.10 Successors.................................................51
   SECTION 10.11 Counterparts...............................................51
   SECTION 10.12 Severability...............................................51
   SECTION 10.13 Table of Contents, Headings, Etc...........................52
   SECTION 10.14 No Adverse Interpretation of Other Agreements..............52
   SECTION 10.15 Benefits of Indenture......................................52
   SECTION 10.16 Independence of Covenants..................................52

EXHIBIT A-1.............................................................A-1(1)
EXHIBIT A-2.............................................................A-2(1)
EXHIBIT B..................................................................B-1
EXHIBIT C..................................................................C-1
EXHIBIT D..................................................................D-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                                   INDENTURE


     INDENTURE dated as of September 23, 1997, between UIH AUSTRALIA/PACIFIC, INC., a Colorado corporation, as Issuer (the "Company"), and FIRSTAR BANK OF MINNESOTA, N.A., as Trustee (the "Trustee").

     The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

      SECTION 1.1   Definitions.
                    -----------

     "Accreted Value" means, as of any date of determination prior to May 15, 2001, the sum (rounded to the nearest whole dollar) of (a) $610.70 for each $1,000 principal amount at maturity of Securities and (b) the portion of the excess of the principal amount of Securities over $610.70 which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the Interest Rate then in effect, compounded semi-annually on each May 15 and November 15 from the date of issuance of the Securities through the date of determination. It is understood that in the event the Interest Rate increases as provided in the proviso to the definition thereof, the principal amount of the Securities will exceed $1,000 at some point prior to May 15, 2001, and that the principal amount at maturity will exceed $1,000.

     "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition.

     "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Agent Members" has the meaning provided in Section 2.14.

     "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company's or one of the Restricted Subsidiaries' (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

     "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other person, or any acquisition or purchase of Capital Stock of any other person by the Company or any Restricted Subsidiary, in either case pursuant to which such person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (whether through the sale of outstanding Capital Stock or the issuance of additional Capital Stock), (ii) any transmission or broadcast license of the Company or any Restricted Subsidiary pertaining to a Related Business (whether by the sale of Capital Stock or otherwise), (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries, (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business or (v) any direct or indirect interests of the Company in XYZ Entertainment. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties or assets of the Company or one or more of the Restricted Subsidiaries that is governed under Article V hereof or
(ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be. For purposes of
Section 4.13 hereof the term "Asset Sale" shall not include (i) any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either (x) involving assets with a Fair Market Value not in excess of $250,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or (y) as part of a Capitalized Lease Obligation, or (ii) any sale and leaseback of an asset within 180 days after the completion of construction or acquisition of such asset; provided the lease constitutes a Capitalized Lease Obligation of the
            --------
Company or any Restricted Subsidiary.

     "Asset Sale Offer" has the meaning provided in Section 4.13.

     "Asset Sale Offer Payment Date" has the meaning provided in Section 4.13.

     "Australis" means Australis Media Limited.

     "Australis Guarantee" means the guarantee by UIH AML of the obligations of Australis Holdings Pty Limited under its bank facility pursuant to the Guarantee Facility dated as of May 9, 1996, among Publishing and Broadcasting Limited, Publishing and Broadcasting (Finance) Limited, Lenfest Communications, Inc., Guinness Peat Group PLC, UIH AML and Toronto Dominion Australia Limited, substantially as such Guarantee Facility is in effect on the Issue Date.

     "Australis Warrants" means the options to purchase capital stock of Australis issued to UIH AML by Australis in connection with the making of the Australis Guarantee.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness or Preferred Stock, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal or other return of capital (including, without limitation, any sinking fund requirements) of such Indebtedness or Preferred Stock multiplied by (b) the amount of each such principal or other payment by (ii) the sum of all such principal or other payments.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Board" means the Board of Directors of the Company.

     "Board of Directors" means with respect to any Person, the Board of Directors of such Person or any committee of such Board of Directors authorized to act for it hereunder.

     "Board Resolution" means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) (including share appreciation rights) of, such Person's capital stock or shares, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or shares. "Capital Stock" shall include any convertible notes or debentures or similar instruments constituting a part of a person's consolidated shareholders' equity in accordance with U.S. GAAP.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a finance lease under U.S. GAAP and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with U.S. GAAP.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the Commonwealth of Australia or the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the Commonwealth of Australia or the United States of America, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any institution which is a bank authorized under the Banking Act 1959 to carry on banking business in Australia or any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $250,000,000 or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) incorporated or organized under the laws of the Commonwealth of Australia or any jurisdiction thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by S&P or "P-1" by Moody's or their respective Australian affiliates; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the Commonwealth of Australia or the United States Government or issued by any agency thereof and backed by the full faith and credit of the Australian Federal Government or the United States Government, respectively, in each case maturing within one year from the date of acquisition.

     "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) no "person" or "group" (excluding Permitted Holders) owns more than 50% of the total Voting Stock of the Company; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by the Board of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of the Company then in office; provided that to the extent that one or more
                            --------
regulatory approvals are required for one or more of the events or circumstances described above to become effective under applicable law, such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law.

     "Change of Control Date" has the meaning provided in Section 4.15.

     "Change of Control Offer" has the meaning provided in Section 4.15.

     "Change of Control Payment" has the meaning provided in Section 4.15.

     "Change of Control Payment Date" has the meaning provided in Section 4.15.

     "Common Stock" means any Capital Stock other than Preferred Stock.

     "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

     "Consolidated Income Tax Expense" means, with respect to any period, the provision for corporation, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.S. GAAP.

     "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.S. GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under any Currency Agreements and Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bills of exchange, promissory notes and bankers' acceptance financing and (e) all accrued interest and (ii) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person during such period as determined on a consolidated basis in accordance with U.S. GAAP.

     "Consolidated Net Income" means, with respect to any period, the consolidated net income of the Company and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (on an after-tax basis) of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) except to the extent dividended or otherwise distributed to the Company or any Restricted Subsidiary, income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than any Restricted Subsidiary, (iii) the portion of net income (or loss) of such person allocable to minority interests in unconsolidated persons for such period, except to the extent actually received by the Company or any Restricted Subsidiary, (iv) net income (or loss) of any other person combined with such person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (on an after-tax basis and net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary to the Company or any Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or constituent documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary.

     "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period (a) increased by (to the extent included in computing such Consolidated Net Income) the sum of (i) the Consolidated Income Tax Expense of the Company and the Restricted Subsidiaries for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. GAAP; (iv) amortization of the Company and the Restricted Subsidiaries for such period, including, without limitation and without duplication, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with U.S. GAAP; and (v) any other non-cash charges that were deducted in computing Consolidated Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of the Company and the Restricted Subsidiaries for such period in accordance with U.S. GAAP and (b) decreased by any non-cash gains that were included in computing Consolidated Net Income; provided that the amounts described in clause (a) above with respect to any Restricted Subsidiary shall be added to, and the amounts described in clause
(b) above with respect to any Restricted Subsidiary shall be deducted from such Consolidated Net Income in computing Operating Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Company and the Restricted Subsidiaries.

     "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with U.S. GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary or Unrestricted Affiliate with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "Cumulative Consolidated Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Default Amount" means (i) as of any date prior to May 15, 2001, the Accreted Value of the Securities (plus any applicable premium thereon) as of such date and (ii) as of any date on or after May 15, 2001, 100% of the principal amount at maturity of the Securities (plus any applicable premium thereon).

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Designation" has the meaning provided in Section 4.18.

     "Disinterested Director" means, with respect to any transaction or series of transactions, a member of the Board of the Company other than a director who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent exchangeable at the option of such person subject to the terms of any debt instrument to which such person is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

     "Equity Sale" means the sale or sales by the Company subsequent to the Issue Date of its Capital Stock (other than Disqualified Stock) for aggregate gross cash proceeds of at least $70 million.

     "Event of Default" has the meaning provided in Section 6.1.

     "Excess Proceeds" has the meaning provided in Section 4.13.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Company's 14% Series B Senior Discount Notes due 2006 (the terms of which are identical to the Series A Securities except that the Exchange Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of Series A Securities) issued pursuant to this Indenture.

     "Exchange Offer" means the exchange offer to be filed with the SEC relating to the Exchange Notes pursuant to the Registration Rights Agreement.

     "Exercise Price" means the number of dollars equal to (x) 4,500,000 divided by (x) the number of Warrants of the Company or Warrants or Parent, as the case may be, issued pursuant to Section 4.21 hereof.

     "Existing Business" means, with respect to any Restricted Subsidiary, (i) the MMDS, cable television, satellite direct to home or telecommunications business, as the case may be, of such Restricted Subsidiary existing on the Issue Date and (ii) any MMDS, cable television, satellite direct to home or telecommunications business constituting a Replacement Asset received by a Restricted Subsidiary in consideration for a MMDS, cable television, satellite direct to home or telecommunications business of such Restricted Subsidiary constituting a portion of the Existing Business of such Restricted Subsidiary.

     "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee; provided that, for purposes of Section 4.14 and for purposes of the
             --------
third paragraph of Section 4.13, in the case of any transaction or series of related transactions which involve aggregate consideration of $10,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more, Fair Market Value shall also be determined by an Independent Financial Advisor.

     "Final Maturity Date" means May 15, 2006.

     "Global Security" has the meaning provided in Section 2.2.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Holder" or "Securityholder" means a Person in whose name a Security is registered. The Holder of a Security will be treated as the owner of such Security for all purposes.

     "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), whether as a cash advance, bill, overdraft or money market facility loan or (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation) or by any book-entry mechanism or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property, to the extent, in each of clauses (A), (B) and (C), such liability would appear on a balance sheet of such person prepared in accordance with U.S. GAAP or (D) in respect of an Interest Rate Protection Obligation or any foreign exchange contract, currency swap agreement or other similar agreement; (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien (other than a Lien on Indebtedness or Capital Stock of an Unrestricted Subsidiary or Unrestricted Affiliate which represents the sole recourse of the secured party for any default in respect of the secured obligation) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii); and (v) the maximum repurchase or redemption price of any Disqualified Stock. In no event shall "Indebtedness" include trade payables incurred in the ordinary course of business or convertible debentures or similar instruments of any Restricted Subsidiary of the Company constituting Capital Stock (other than Disqualified Stock); provided, however, that such convertible debentures or similar instruments, (x)
--------  -------
provide that payments thereon are subordinated in right of payment to all liabilities of such Restricted Subsidiary, (y) provide that upon a winding-up or liquidation of such Restricted Subsidiary such convertible debentures or similar instruments shall only entitle the holder thereof to a pro rata portion of the
                                                       --- ----
distributions available to holders of Common Stock of such Restricted Subsidiary upon such liquidation or winding-up and (z) provide that interest thereon shall only be paid if a distribution is made to holders of the Common Stock of such Restricted Subsidiary and such interest shall be in an amount that the holder of such convertible debentures or similar instruments would have received if all of the convertible debentures or similar instruments of such Restricted Subsidiary had been converted into shares of Common Stock of such Restricted Subsidiary in accordance with the terms thereof. For purposes of Section 4.9 in determining the principal amount of any Indebtedness (1) to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreements with respect to such Indebtedness and (2) outstanding at any time under any Currency Agreement of the Company or any Restricted Subsidiary shall be the net payment obligation under such Currency Agreement at such time.

     "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

     "Independent Financial Advisor" means a United States investment or merchant banking firm or public accounting firm of national standing in the United States (i) which does not, and whose directors and executive officers and Affiliates do not, have an investment in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of the Company is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged. A trustee or nominee for the true parties in interest shall not be excluded from the definition of "Independent Financial Advisor" solely as a result of such trustee or nominee status.

     "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest," when used with respect to any Security, means (x) the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(h) and (i) or which would have accrued but for any such event plus (y) from and after any date on which Liquidated Damages become payable pursuant to the Registration Rights Agreements, such Liquidated Damages.

     "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

     "Interest Rate" means, at any time, 14.00% per annum; provided, that if an
                                                           --------
Equity Sale has not been consummated on or prior to May 15, 1997, then from (and including) such date through (but excluding) the date of an Equity Sale, the "Interest Rate" shall be increased by 0.75% per annum.

     "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

     "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase of any shares, stocks, bonds, notes, debentures or other securities of, any other person. In addition, any foreign exchange contract, currency-swap agreement or other similar agreement made or entered into by any person shall constitute an Investment by such person.

     "Issue Date" means the date on which the Series C Securities are originally issued.

     "Legal Holiday" means any day other than a Business Day.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Liquidated Damages" has the meaning assigned to such term pursuant to the Registration Rights Agreement.

     "Maturity Date" means, when used with respect to any Security, the date specified in such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to Section 6.2 or any Asset Sale Offer or Change of Control Offer).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all Taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (iv) other amounts required to be treated as Net Cash Proceeds pursuant to Section 4.13 and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with U.S. GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension, superannuation and other post-employment benefit liabilities, liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate of the Company delivered to the Trustee.

     "Offering Memorandum" means the Offering Memorandum dated September 16, 1997 pursuant to which the Securities were offered, and any supplement thereto.

     "Officer" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Executive Officer, the Chief Operating Officer, the Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include counsel to the Company.

     "Pari Passu Indebtedness" means any Indebtedness of the Company which ranks pari passu in right of payment with the Securities.
---- ------

     "Paying Agent" has the meaning provided in Section 2.3.

     "Permitted Holders" means (i) any of United International Holdings, Inc., Apollo Cable Partners, L.P., Apollo Advisors, L.P., Albert M. Carollo, Lawrence
J. DeGeorge, William J. Elsner, Lawrence Flinn, Jr., L. Flinn Jr. Family Partnership-I (so long as it is controlled by Lawrence Flinn, Jr.), Joseph E. Giovanini, Clarice J. Giovanini, Giovanini Investments, Ltd. (so long as it is controlled by Joseph E. or Clarice J. Giovanini), Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd. (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. (so long as it is controlled by Gene W. Schneider), Janet S. Schneider and Mark L. Schneider and (ii) any Affiliate of the foregoing.

     "Permitted Indebtedness and Preferred Stock" means the Indebtedness set forth in the following clauses (each of which shall be given independent effect):

          (a) Indebtedness under the Securities and this Indenture;

          (b) Indebtedness of the Company and/or of any Restricted Subsidiary outstanding on the Issue Date;

          (c) Indebtedness of any Restricted Subsidiary to the extent the proceeds of such Indebtedness are utilized to finance the construction of the networks for the Existing Business of such Restricted Subsidiary (including the purchase of equipment for use in and the installation and construction costs related to the construction of such networks), in the licensed service areas of such Restricted Subsidiary existing on the Issue Date or to support the operations or working capital requirements related to any such Existing Business; provided that the aggregate principal amount of Indebtedness incurred after the May 14, 1996 pursuant to this clause (c) and clause (d) below shall not exceed the sum of (x) $85,000,000 plus (y) 200% of the sum of (A) cash proceeds of capital contributions to the Company after the Issue Date invested in such Existing Business and (B) cash proceeds of the issuance of Capital Stock (other than Disqualified Capital Stock) of Company after the Issue Date invested in such Existing Business;

          (d) Indebtedness of the Company to the extent the proceeds of such Indebtedness are utilized to finance the construction of the networks for the Existing Business of a Restricted Subsidiary (including the purchase of equipment for use in and the installation and construction costs related to the construction of such networks) in the licensed service areas of such Restricted Subsidiary existing on the Issue Date or to support the operations or working capital requirements related to any such Existing Business; provided, however,
                                                            --------  -------
that any such Indebtedness (i) shall not provide for any required payment of principal prior to the Final Maturity Date, (ii) shall not provide for any required payment of interest prior to May 15, 2001 and (iii) shall not be guaranteed by any Restricted Subsidiary; provided that the aggregate principal
                                         --------
amount of Indebtedness incurred after the May 14, 1996 pursuant to this clause
(d) and clause (c) above shall not exceed the sum of (x) $85,000,000 plus (y) 200% of the sum of (A) cash proceeds of capital contributions to the Company after the Issue Date invested in such Existing Business and (B) cash proceeds of the issuance of Capital Stock (other than Disqualified Capital Stock) of Company after the Issue Date invested in such Existing Business;

          (e) Indebtedness of the Company the proceeds of which are utilized to finance an Asset Acquisition of a Related Business and Indebtedness of the Restricted Subsidiary acquired in such Asset Acquisition or which acquired such Related Business pursuant to such Asset Acquisition the proceeds of which are utilized to finance the construction of the networks for the Related Business acquired in such Asset Acquisition(including the purchase of equipment for use in and the installation and construction costs related to the construction of such networks) in the licensed service areas of such Related Business or to support the working capital requirements relating to any such Related Business; provided, however, that in no event will the aggregate principal amount of
--------  -------
Indebtedness incurred by the Company or any Restricted Subsidiary with respect to any Asset Acquisition of a Related Business exceed 125% of the sum of (x) cash proceeds of capital contributions to the Company invested in such Related Business and (y) cash proceeds of issuances of Capital stock (other than Disqualified Capital Stock) of the Company invested in such Related Business.

          (f) (i) Indebtedness or Preferred Stock of any Restricted Subsidiary owed or issued to and held by the Company or a Restricted Subsidiary and (ii) Indebtedness of the Company owed to and held by any Restricted

Subsidiary; provided that a new incurrence of Indebtedness or issuance of
            --------
Preferred Stock shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (f) to any person other than the Company or a Restricted Subsidiary, (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or Designation of a Restricted Subsidiary as an Unrestricted Subsidiary or Unrestricted Affiliate, which holds Indebtedness of the Company or Indebtedness or Preferred Stock of another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary or (z) any Restricted Affiliate which holds Indebtedness of the Company or Indebtedness or Preferred Stock of another Restricted Subsidiary ceases, for any reason, to constitute a Restricted Affiliate;

          (g) Interest Rate Protection Obligations of the Company and/or any Restricted Subsidiary relating to (i) Indebtedness of the Company or any Restricted Subsidiary (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 4.9) and/or (ii) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be incurred by the Company or a Restricted Subsidiary in the following 90 days after such Interest Rate Protection Obligation has been incurred, but only to the extent that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Protection Obligations relate; provided
                                                                        --------
in no event shall any Restricted Subsidiary incur Indebtedness under an Interest Rate Protection Obligation under this clause (g) relating to Indebtedness of the Company;

          (h) Indebtedness of the Company and/or any Restricted Subsidiary under Currency Agreements relating to (i) Indebtedness of the Company or a Restricted Subsidiary and/or (ii) obligations to purchase or sell assets, properties or services or license programming rights, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided that
                                                                --------
such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; provided, further, in no event
                                                 --------  -------
shall any Restricted Subsidiary incur Indebtedness under any Currency Agreement under this clause (h) relating to Indebtedness or obligations of the Company;

          (i) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business in connection with the construction or operation of a Related Business (other than with respect to the production or acquisition of programming);

          (j) issuances of Preferred Stock or Indebtedness by a Restricted Subsidiary (which Indebtedness constitutes Capital Stock of such Restricted Subsidiary) to the holders (or, other than in the case of the Company or any Restricted Subsidiary that is a holder, the Affiliates) of the common equity of such Restricted Subsidiary (determined on an economic basis) on a basis that is substantially proportionate to their common equity interests to the equivalent thereof (disregarding for this purpose any disproportionately greater interest issued to the Company or any Restricted Subsidiary); provided, however, that
                                                     -------- --------
such Indebtedness, (x) provides that payments thereon are subordinated in right of payment to all liabilities of such Restricted Subsidiary, (y) provides that upon a winding up or liquidation of such Restricted Subsidiary such Indebtedness shall only entitle the holder thereof to a pro rata portion of the distributions available to holders of Common Stock of such Restricted Subsidiary upon such liquidation or winding-up and (z) provides that interest thereon shall only be paid if a distribution is made to holders of the Common Stock of such Restricted Subsidiary and such interest shall be in an amount that the holder of such Indebtedness would have received if all of the Indebtedness of such Restricted Subsidiary issued pursuant to this clause (j) had been converted into shares of Common Stock of such Restricted Subsidiary in accordance with the terms thereof;

          (k) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension of outstanding Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to the proviso of Section 4.9(a) or clause (a), (b) (other than Indebtedness which is to be repaid from the net proceeds from the sale of the Securities as described under "Use of Proceeds" in the Offering Memorandum) or
(c), (d) or (e) of this definition; provided that (i) Indebtedness of the
                                    --------
Company may not be replaced, renewed, refinanced or extended under this clause
(k) with Indebtedness of any Restricted Subsidiary and Indebtedness of a Restricted Subsidiary may not be replaced, renewed, refinanced or extended under this clause (k) with Indebtedness of any other Restricted Subsidiary and (ii) any such replacement, renewal, refinancing or extension (x) shall not, in the case of

Indebtedness of the Company, provide for any payments of principal prior to the Final Maturity Date and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith; and

          (l) Indebtedness of the Company and the Restricted Subsidiaries in addition to that described in clauses (a) through (k) above so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (l) does not exceed $25,000,000 at any time outstanding.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Protection Obligations and Currency Agreements; (d) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.13; (e) any Investment in another person in exchange for Capital Stock (other than Disqualified Stock) of the Company; (f) loans and advances to employees of the Company or any of the Restricted Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $1,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) at any time outstanding; (g) any Investment in Capital Stock or obligations of any person made in settlement of claims by the Company or any Restricted Subsidiary against such person; and (h) any investments in (i) the Australis Warrants or any securities of Australis received by UIH AML or the Company upon exercise of the Australis Warrants for aggregate consideration not exceeding the aggregate exercise price of the Australis Warrants as in effect on the Issue Date, and
(ii) securities of Australis received by UIH AML upon the refinancing or conversion of the Australis Guarantee in accordance with the terms thereof.

     "Permitted Liens" means (a) Liens on assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary, which Indebtedness is incurred pursuant to clause (c), (e), (k) or (l) of the definition of "Permitted Indebtedness and Preferred Stock"; (b) Liens in favor of the Company or a Restricted Subsidiary; (c) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the
            --------
contemplation by the Company of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with the Company; (d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary provided that such Liens were in
                                            --------
existence prior to the contemplation by the Company of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the Issue Date; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other
                                     --------
appropriate provision as shall be required in conformity with U.S. GAAP shall have been made therefor; and (h) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $2,000,000 at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

     "Physical Security" has the meaning provided in Section 2.2.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock or shares whether now outstanding, or issued after the Issue Date.

     "Private Placement Legend" means the first paragraph of the legend initially set forth on the Securities in the form set forth on Exhibit A-1.

     "Pro Rata Share" means a fraction, (i) the numerator of which is the Accreted Value of Securities outstanding on the applicable purchase date and
(ii) the denominator of which is the sum of (x) the aggregate Accreted Value or of Securities outstanding on such date and (y) if there is Pari Passu Indebtedness which require that Net Cash Proceeds be used to offer to purchase such Pari Passu Indebtedness, the outstanding principal amount of such Pari Passu Indebtedness on such date.

     "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Company (or any person of which the Company is a direct subsidiary) which has been registered under the Securities Act.

     "Purchase Agreement" means the Purchase Agreement dated as of September 16, 1997 by and among the Company and the Initial Purchaser.

     "Purchase Money Financing" means Indebtedness of the Company or any Restricted Subsidiary incurred to finance the purchase (other than pursuant to an Asset Acquisition) of any assets by Company (or incurred within 60 days after such purchase and secured by the assets so purchased) or any Restricted Subsidiary that will be used in a Related Business to the extent the purchase cost for such assets is or should be included in "additions to property, plant and equipment" in accordance with U.S. GAAP.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

     "Registered Exchange Offer" means the offer to exchange the Exchange Notes for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

     "Registrar" has the meaning provided in Section 2.3.

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated the Issue Date between the Company and the Initial Purchaser.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Business" means any business in which the Company or its Restricted Subsidiaries are engaged, directly or indirectly, (i) that consists primarily of, or is related to, operating, acquiring, developing and constructing multi-channel television systems, programming services, wire-based or "wireless" telephony services and related services, (ii) that uses existing or future technology for the transmission and delivery of programming, voice or other data or (iii) that supports or is incidental to any business listed in clause (i) or (ii).

     "Replacement Asset" has the meaning provided in Section 4.13.

     "Restricted Affiliate" means, with respect to the Company, any other person
(i) of which at least 40% of the outstanding Voting Stock shall at the time be owned, directly or indirectly, by the Company, and (ii) which has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board that the Company has, directly or indirectly, the requisite control over such other person to prevent it from taking any action at any time in contravention of any of the provisions of this Indenture that are applicable to Restricted Subsidiaries. The Company will be required to deliver an Officers' Certificate to the Trustee, including a copy of the Board Resolution, upon designating any person as a Restricted Affiliate.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than

Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); (iii) the making of any principal payment on, or the purchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Restricted Subsidiary); or (iv) the making of any Investment (other than a Permitted Investment) in any person (other than an Investment by a Restricted Subsidiary in the Company or an Investment by the Company or a Restricted Subsidiary in either (x) a Restricted Subsidiary other than Saturn or United Wireless or (y) a person that becomes a Restricted Subsidiary as a result of such Investment).

     "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and
                --------
conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

     "Restricted Subsidiary" means (i) any Subsidiary of the Company that has not been designated by the Board of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 4.18, and (ii) any Restricted Affiliate.

     "Revocation" has the meaning set forth under Section 4.18.

     "Rule 144A" means Rule 144A under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Series C Securities and the Exchange Notes, as amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Bank Financing" means (i) any one or more agreements evidencing one or more senior credit facilities providing for (A) the issuance of letters of credit on behalf of the Company and/or any Restricted Subsidiary, (B) term loans (including term loans provided by way of bankers' acceptances, bills of exchange or endorsements) to the Company and/or any Restricted Subsidiary, (C) revolving loans to the Company and/or any Restricted Subsidiary, (D) Currency Agreements and/or (E) Interest Rate Protection Obligations and (ii) any agreement evidencing the refinancing, modification, replacement, renewal, restatement, deferral, extension, substitution, supplement or reissuance thereof.

     "Series C Securities" means the Company's 14% Series C Senior Discount Notes due 2006, issued pursuant to this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

     "Specified Indebtedness" means any Indebtedness of any Restricted Subsidiary which is not expressly subordinated to any other Indebtedness of such Restricted Subsidiary.

     "Strategic Equity Investor" means any company which is, or a controlled Affiliate of any company which is, engaged principally in a cable or telecommunications business; provided, however, that Strategic Equity Investor
                             --------  -------
shall not include (x) any Subsidiary of the Company, (y) any Permitted Holder or
(z) any Person that is an Affiliate of the Company.

     "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

     "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Voting Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of Voting Stock or Common Stock is at the time, directly or indirectly, owned by such person.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in
                                                    --------- --------
the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     "Total Consolidated Indebtedness and Subsidiary Preferred Stock" means, at any date of determination, an amount equal to the aggregate principal amount of
(i) all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of the date of determination and (ii) the aggregate liquidation preference of all Preferred Stock of Restricted Subsidiaries issued and outstanding as of the date of determination (other than Indebtedness owing to and Preferred Stock issued to and held by the Company or a Restricted Subsidiary).

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trustee Administration Department or similar department performing corporate trust work, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

     "UIH" means United International Holdings, Inc. and its subsidiaries other than the Company and the Company's subsidiaries.

     "UIH AML" means UIH AML, Inc., a Colorado corporation, that is a wholly owned, indirect subsidiary of the Company.

     "Unrestricted Affiliate" means any controlled Affiliate of the Company other than a Restricted Affiliate.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.18. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.18. Saturn and United Wireless and the Subsidiaries of the Company that hold the Company's interest in Saturn and United Wireless, shall initially be Unrestricted Subsidiaries under this Indenture. The Company's interest in XYZ Entertainment will be transferred to a Subsidiary to be designated as an Unrestricted Subsidiary after such transfer.

     "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any Affiliate Transaction can be undertaken (a "Tested Transaction"), the "U.S. Dollar Equivalent" of such Indebtedness, Investment or Affiliate Transaction shall be determined on the date incurred, made or undertaken and no subsequent change in the U.S. Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of this Indenture.

     "U.S. GAAP" means generally accepted accounting principles and practices in the United States consistently applied by a corporation or as between corporations and over time, as in effect from time to time; provided that, for
                                                            --------
purposes of determining compliance with Section 4.8 and Section 4.9, U.S. GAAP shall mean such generally accepted accounting principles and practices as adopted by the Company on the Issue Date and as are consistent with those set forth in the Offering Memorandum.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

     "Warrant" means a warrant of the Company issued by the Company pursuant to the terms of the Warrant Agreement.

     "Warrant Agent" means Firstar Bank of Minnesota, N.A. until a successor replaces it in accordance with the Warrant Agreement and thereafter means such successor.

     "Warrant Agreement" means the warrant agreement to be entered into by and between the Company and the Warrant Agent pursuant to Section 4.21 in the form attached hereto as Exhibit E.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of an Unrestricted Subsidiary.

     "Wholly Owned Unrestricted Subsidiary" means any Unrestricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company, a Wholly Owned Restricted Subsidiary or another Wholly Owned Unrestricted Subsidiary.
For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of an Unrestricted Subsidiary.

     "XYZ Distribution Amount" means, with respect to an Asset Sale of the direct or indirect interest of the Company in XYZ Entertainment, the Net Cash Proceeds of which have been distributed to the Company, the sum of (i) with respect to the first $70,000,000 of such Net Cash Proceeds 100% of the amount by which the aggregate amount of such Net Cash Proceeds exceeds $35,000,000 and
(ii) 75% of the amount by which the aggregate amount of such Net Cash Proceeds exceeds $70,000,000.

     "XYZ Entertainment" means (i) XYZ Entertainment Limited and (ii) any Replacement Asset received in consideration for the Company's direct or indirect interest in XYZ Entertainment Limited upon an Asset Sale of such interest and
(iii) any Replacement Asset received in consideration of any Replacement Asset described in the preceding clause (ii) or this clause (iii) upon an Asset Sale of such Replacement Asset.

     SECTION 1.2   Incorporation by Reference of Trust Indenture Act.
                   -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          (a)      "Commission" means the SEC;

          (b)      "indenture securities" means the Securities;

          (c)      "indenture security holder" means a Securityholder;

          (d)      "indenture to be qualified" means this Indenture;

          (e) "indenture trustee" or "institutional trustee" means the Trustee; and

          (f) "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

     SECTION 1.3   Rules of Construction.
                   ---------------------

     Unless the context otherwise requires:

          (a)      a term has the meaning assigned to it;

          (b)      "or" is exclusive;

          (c) words in the singular include the plural, and words in the plural include the singular;

          (d)      provisions apply to successive events and transactions;

          (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; an d

          (f) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with U.S. GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.

          (g)  "$" means United States dollars.


                                   ARTICLE II

                                 THE SECURITIES
                                 --------------

     SECTION 2.1   Form and Dating.
                   ---------------

     The Series C Securities and the Exchange Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibits A-1 and A-2 annexed hereto, respectively, which are hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. Each Security shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

     SECTION 2.2   Execution and Authentication.
                   ----------------------------

     Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

     If a Person whose signature is on a Security as an Officer no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Series C Securities for original issue in an aggregate principal amount at maturity not to exceed $45,000,000, upon receipt of an Officers' Certificate of the Company. In addition, on or prior to the date of the Registered Exchange Offer, the Trustee or an authenticating agent shall authenticate Exchange Notes (including any Private Exchange Notes (as defined in the Registration Rights Agreement) which will be in the form of Exhibit A-2 but which shall have the restrictive legend contained in Exhibit A-
1) to be issued at the time of the Registered Exchange Offer in the aggregate principal amount at maturity of up to $45,000,000 upon receipt of an Officer's Certificate of the Company. In each case, the Officers' Certificate shall specify the amount of

Securities to be authenticated, the names of the Persons in which such Securities shall be registered and the date on which such Securities are to be authenticated and shall be signed by two Officers directing the Trustee to authenticate such Securities and certifying that all conditions precedent to the issuance of such Securities contained herein have been complied with. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $45,000,000 except (x) as provided in Section 2.7 or (y) as required by Section 2.17 to give effect to an increase in the Interest Rate in an Equity Sale has not been consummated on or prior to May 15, 1997.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same authenticating rights and duties as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global securities in registered form, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit B ("Global Securities"). The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Securities offered and sold in reliance on any exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A-1 (the "Physical Securities").

     SECTION 2.3   Registrar and Paying Agent.
                   --------------------------

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except that for the purposes of payments on account of principal on the Securities pursuant to Sections 4.13 and 4.15, neither the Company nor any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

     The Company initially appoints the Trustee as Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

     SECTION 2.4   Paying Agent To Hold Money in Trust.
                   -----------------------------------

     Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.5   Securityholder Lists.
                   --------------------

     The Trustee shall preserve the names and addresses of the Securityholders and otherwise comply with TIA (S)312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

     SECTION 2.6   Transfer and Exchange.
                   ---------------------

     When Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 4.13, 4.15 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register the transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

     SECTION 2.7   Replacement Securities.
                   ----------------------

     If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

     SECTION 2.8   Outstanding Securities.
                   ----------------------

     The Securities outstanding at any time shall be all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid
             ---- ----
and binding obligation of the Company.

     If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.9   Treasury Securities.
                   -------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or any Subsidiary or an Affiliate of the Company shall be deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that a Trust Officer of the Trustee knows are so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

     SECTION 2.10  Temporary Securities.
                   --------------------

     Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

     SECTION 2.11  Cancellation.
                   ------------

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Securities unless the Company directs the Trustee to return such Securities to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

     SECTION 2.12  Defaulted Interest.
                   ------------------

     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. Such record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Securityholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(a) shall be paid to Holders of Securities as of the regular record date for the interest payment date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

     SECTION 2.13  CUSIP Number.
                   ------------

     The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no
                        --------
representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the

Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

     SECTION 2.14   Book-Entry Provisions for Global Securities.
                    -------------------------------------------

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-1.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     SECTION 2.15   Special Transfer Provisions.
                    ---------------------------

          (a)       Transfers to Non-QIB Institutional Accredited Investors and
                    -----------------------------------------------------------
Non-U.S.  Persons.  The following provisions shall apply with respect to the
-----------------
registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after May 15, 1999 or (y) (1) in the case of a transfer to a Person purporting to be an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Person purporting to be a Non-U.S. Person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

               (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in a Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a Person purporting to be a QIB (excluding transfers to Non-U.S. Persons):

               (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and aware that the sale to it is being made in reliance on Rule 144A and is acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c)  Private Placement Legend.  Upon the registration of transfer,
               ------------------------
exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.15 exist,
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (d)  General.  By its acceptance of any Security bearing the Private
               -------
Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15 for a period of two years at which time such letters, notices and other written communications shall be turned over to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.16  Designation.
                   -----------

          (a) The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority (i) for all purposes of the provisions defining subordination contained in agreements that provide that the Indebtedness of the Company issued pursuant to such agreements is subordinate to Indebtedness designated as senior indebtedness and (ii) for the purposes of any future Indebtedness of the Company which the Company expressly makes subordinate to any senior indebtedness or such other term denoting seniority. In connection with the issuance of any such future subordinated Indebtedness, the Company shall take all necessary steps to effectuate the foregoing.

          (b) The Exchange Notes, the Private Exchange Notes and the Series C Securities shall vote and consent together on all matters as one class, and neither the Exchange Notes, the Private Exchange Notes or the Series C Securities will have the right to vote or consent as a separate class on any matter.

     SECTION 2.17  Increased Principal Amount.
                   --------------------------

     It is understood that if the Interest Rate on the Securities is at any time increased pursuant to the proviso of the definition of Interest Rate, at some time prior to May 15, 2001, the aggregate principal amount at maturity of the Securities will exceed $45,000,000. In the event that the Interest Rate is at any time so increased, the Company shall (i) within 30 days of the increase in the Interest Rate, give notice to the Trustee and Holders of such increase and
(ii) within 60 days after the earlier of (x) the reduction of the Interest Rate to 14% pursuant to the definition of Interest Rate or (y) May 15, 2001, give notice to all Holders and within 60 days after such notice issue to Holders new Securities which shall bear such increased principal amount at maturity, rounded to the nearest whole dollar. The Company shall comply with the provisions of
Section 2.2 in issuing such new Securities.


                                  ARTICLE III

                                   REDEMPTION
                                   ----------

     SECTION 3.1   Notices to Trustee.
                   ------------------

     If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed.

     The Company shall give each notice provided for in this Section 3.1 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

      SECTION 3.2  Selection of Securities To Be Redeemed.
                   --------------------------------------

     If less than all of the Securities are to be redeemed, the Trustee shall select Securities to be so redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided that, with respect to redemptions
                                  --------
made pursuant to the second paragraph of Section 5 of each of the Securities, such redemptions shall be made on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000 in principal amount or integral multiples of $1,000 shall be redeemed).

     The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions

(equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount of each certificate selected for redemption.

     SECTION 3.3   Notice of Redemption.
                   --------------------

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's address as it appears on the Securities register maintained by the Registrar with a copy to the Trustee and any Paying Agent; provided that, if such notice relates to a
                                     --------
redemption pursuant to paragraph 5 of the Securities with the net proceeds of a Public Equity Offering or an investment by a Strategic Equity Investor, the Company shall mail or cause the mailing of such notice not later than 60 days after the consummation thereof.

     The notice shall identify the Securities to be redeemed and shall state:

          (a)      the Redemption Date;

          (b)      the redemption price to be paid;

          (c)      the name and address of the Paying Agent;

          (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

          (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities to be redeemed;

          (f) If any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

          (g) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed; and

          (h)      the CUSIP number, if any.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     SECTION 3.4   Effect of Notice of Redemption.
                    ------------------------------

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose Interest Payment Date is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

     SECTION 3.5   Deposit of Redemption Price.
                   ---------------------------

     On the Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date.

     If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest will continue to accrue from and including the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities.

     SECTION 3.6    Securities Redeemed in Part.
                    ---------------------------

     Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                   COVENANTS
                                   ---------

     SECTION 4.1    Payment of Securities.
                    ---------------------

     The Company shall pay or cause to be paid the principal of and interest and premium, if any, on the Securities on the dates and in the manner provided in the Securities. Principal, interest and premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest and premium, if any, then due.

     The Company shall pay interest on overdue principal, interest and premium, if any, at the rate of interest born by the Securities to the extent lawful.

     SECTION 4.2    Maintenance of Office or Agency.
                    -------------------------------

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,
                                                                   --------
however, that no such designation or rescission shall in any manner  relieve the
-------
Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee set forth in Section 10.2 as one such office or agency of the Company in accordance with Section 2.3.

     SECTION 4.3    Corporate Existence.
                    -------------------

     Subject to Article V hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided that
                                                                   --------
the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any of its Restricted Subsidiaries, if in the judgment of the Board of Directors of the Company (i) such preservation or existence is not desirable in the conduct of business of the Company or such Restricted Subsidiary and (ii) the loss of such right, license or franchise or the dissolution of such Restricted Subsidiary is not adverse in any material respect to the Holders.

     SECTION 4.4    Payment of Taxes and Other Claims.
                    ---------------------------------

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings and for which adequate U.S. GAAP reserves have been established.

     SECTION 4.5    Maintenance of Properties; Books and Records; Compliance
                    --------------------------------------------------------
with Law.
--------

          (a) The Company shall and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that nothing in
                                                    --------
this Section 4.5 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the reasonable and good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, or (iii) otherwise permitted by this Indenture.

          (b) The Company shall and shall cause each of its Subsidiaries to keep proper and true books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with U.S. GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          (c) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, prospects, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     SECTION 4.6    Compliance Certificates; Notice of Default.
                    ------------------------------------------

          (a) The Company shall deliver to the Trustee, within 90 days after the end of its fiscal year, an Officers' Certificate of the Company complying with
Section 314(a)(4) of the TIA stating (i) that a review of the activities of the Company and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Securities and (ii) that, to the best knowledge of such Officer after due inquiry, the Company has kept, observed, performed and fulfilled each and every covenant and other obligation contained in this Indenture and the Securities and is not in default in the performance or observance of any of the terms, provisions and conditions hereof and has not failed to comply with any other obligation hereunder (or, if a Default, Event of Default or failure to comply with any other obligation hereunder shall have occurred, describing with particularity all such Defaults, Events of Default or failures to comply with any other obligation hereunder of which such Officer may have knowledge, including, but not limited to, their status and what action the Company is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a reading of the relevant provisions of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention as they relate to accounting matters and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that,
                                                                  --------
without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.7    Reports.
                    -------

          (a) From and after the date on which the Exchange Offer Registration Statement is required to be effective pursuant to the terms of the Registration Rights Agreement, the Company shall deliver to the Trustee and mail to each Holder, within 15 days after the filing of the same with the SEC, copies of its annual report and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a).

          (b) If the Company ceases to be subject to the requirements of such
Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, to the extent permitted, and distribute to the Trustee and to each Holder copies of the quarterly and annual financial information that would have been required to be contained in a filing with the SEC on forms 10-Q and 10-K and all current reports that would be required to be filed with the SEC on form 8-K had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with U.S. GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operation." The financial and other information to be distributed to Holders shall be filed with the Trustee and mailed to the Holders at their respective addresses appearing in the register of the Securities maintained by the Registrar, within 120 days after the end of the Company's fiscal year and within 60 days after the end of each of the first three quarters of each such fiscal year. Such information shall be made available by the Company to securities analysts and prospective investors upon request. In addition, the Company shall furnish to the Holders and to securities analysts and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 4.8    Limitation on Restricted Payments.
                    ---------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make, directly or indirectly, any Restricted Payment unless:

               (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

               (ii) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the proviso of Section 4.9(a); and

               (iii) immediately after giving effect to such Restricted
     Payment, the aggregate amount of all Restricted Payments declared or made on or after the May 14, 1996 (including any Designation Amount) does not exceed an amount equal to the sum of (a)(x) the Cumulative Consolidated Operating Cash Flow determined at the time of such Restricted Payment minus
     (y) 150% of the cumulative Consolidated Interest Expense of the Company determined for the period commencing on the May 14, 1996 and ending on the last day of the latest fiscal quarter for which consolidated financial statements of Company are available preceding the date of such Restricted Payment plus (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the May 14, 1996 or (y) from the issue or sale (other than to a Restricted Subsidiary of the Company) of its Capital Stock (other than Disqualified Stock) on or after the May 14, 1996 plus (c) the aggregate net proceeds received by the Company from the issuance (other than to a Restricted Subsidiary of Company) on or after the May 14, 1996 of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary plus
     (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the May 14, 1996 for cash, (including upon a Revocation after the May 14, 1996 of any Designation made after the May 14, 1996 but excluding Investments made pursuant to clauses
     (v), (vi) and (viii) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition. For purposes of the preceding clauses (b)(y) and (c) and without duplication, the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

     For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

          (b) The provisions of Section 4.8(a) shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the provisions of
Section 4.8(a); (ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company (A) in exchange for or conversion into or
(B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Company) of, shares of Capital Stock of the Company (other than Disqualified Stock) provided that any such net
                                                     --------
cash proceeds pursuant to the immediately preceding clause (B) are excluded from clause (iii)(b) of Section 4.8(a); (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of (A) Preferred Stock of any Restricted Subsidiary made by exchange for or conversion into, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Company) of (x) Capital Stock (other than Disqualified Stock) of the Company, provided that any such net cash proceeds pursuant to the immediately
         --------
preceding clause (x) are excluded from clause (iii)(b) of Section 4.8(a), or (y) other Preferred Stock of any Restricted Subsidiary having an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Preferred Stock being purchased, redeemed, retired, defeased or otherwise acquired or (B) Subordinated Indebtedness made by exchange for or conversion into, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Company) of (x) Capital Stock (other than Disqualified Stock) of the Company provided that any such net cash
                                               --------
proceeds pursuant to the immediately preceding clause (x) are excluded from clause (iii)(b) of Section 4.8(a) or (y) other Subordinated Indebtedness having an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired; (iv) [intentionally omitted]; (v) so long as no Default shall have occurred and be continuing, Investments in Saturn, together with all investments in Saturn made by the Company since May 14, 1996, in an amount not to exceed $15,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) plus, to the extent any such Investment is repaid to the Company or a Restricted Subsidiary in cash, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition; (vi) so long as no Default shall have occurred and be continuing, Investments in Unrestricted Subsidiaries and Unrestricted Affiliates that operate principally or have been formed to operate principally a Related Business in an amount, together with all investments in Unrestricted Subsidiaries and

Unrestricted Affiliates made by the Company since May 14, 1996, not to exceed $15,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) in the aggregate at any time outstanding, provided that no
                                                              --------
more than $8,000,000 in the aggregate of Investments under this clause (vi) (or to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) shall constitute Investments in persons other than XYZ Entertainment Limited, plus, in the case of the disposition or repayment of any such Investment for cash (including upon a Revocation after the Issue Date of a Designation made after the Issue Date), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition; (vii) [intentionally omitted]; (viii) so long as no Default shall have occurred and be continuing, any Investments in Unrestricted Subsidiaries and Unrestricted Affiliates principally engaged in or which will principally engage in a Related Business which is made with the net cash proceeds of a (1) capital contribution to the Company or (2) issue or sale of capital Stock (other than Disqualified Stock) of the Company, but (to avoid duplication of the use of such net cash proceeds) only to the extent the Company has not previously made any Restricted Payment either (x) with such net cash proceeds pursuant to clauses (ii), (iii) or (viii) of this Section 4.8(b) or (y) which the Company could not have made without including such net cash proceeds in clause (iii)(b) of Section 4.8(a) plus, in the case of the disposition or repayment of any such Investment for cash (including upon a Revocation after the Issue Date of a Designation made after the Issue Date), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition (excluding, in the case of repayment of any such Investments in XYZ Entertainment, the portion of such repayment which may be paid as dividends by the Company pursuant to clause (x) of this paragraph); (ix) so long as no Default shall have occurred and be continuing, payments of dividends (not constituting a return of capital) on Disqualified Stock of the Company issued pursuant to and in compliance with
Section 4.9; (x) so long as no Default shall have occurred and be continuing, following compliance with Section 4.13 with respect to the sale of the Company's direct or indirect interest in XYZ Entertainment, the payment of dividends by the Company in an amount up to the XYZ Distribution Amount; (xi) so long as no Default shall have occurred and be continuing, payments pursuant to the Tax Sharing Agreement, as such agreement is in effect on the Issue Date; and (xii)
(a) the acquisition by the Company of interests in Saturn not owned (directly or indirectly) by the Company on the Issue Date, provided that the consideration
                                              --------
paid by the Company in such acquisition shall consist solely of Capital Stock (other than Disqualified Capital Stock) of the Company and (b) the contribution of such interests acquired by the Company in accordance with subclause (a) of this clause (xii) to an Unrestricted Subsidiary. In determining the amount of Restricted Payments permissible under this Section 4.8, amounts expended pursuant to clauses (i) (net of the amount of dividends declared and previously included as Restricted Payments), (v), (vi), (vii) and (viii), in each case, of the immediately preceding sentence, shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii), (iv), (ix), (x), (xi) and
(xii) shall not be included as Restricted Payments.

     SECTION 4.9    Limitation on Additional Indebtedness and Preferred Stock of
                    ------------------------------------------------------------
Restricted Subsidiaries.
-----------------------

          (a) (i) the Company shall not, and shall not permit any Restricted Subsidiary, to create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable, contingently or otherwise for or with respect to (in any such case, to "incur"), any Indebtedness (including any Acquired Indebtedness) and (ii) the Company shall not permit any Restricted Subsidiary to issue any Preferred Stock except for, in each case, Permitted Indebtedness and Preferred Stock; provided that (A) the Company will be permitted to incur
                 --------
Indebtedness (including any Acquired Indebtedness) and (B) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness and Subsidiary Preferred Stock to (y) Annualized Pro Forma Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such incurrence or issuance would be less than or equal to (1) 7.0 to 1.0 if the Indebtedness is incurred prior to May 15, 1998 or (2) 6.5 to 1.0 if the Indebtedness is incurred on or after May 15, 1998.

          (b) The Company shall not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Securities to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

          (c) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

     SECTION 4.10   Business of the Company.
                    -----------------------

     The Company shall not, and shall not permit any of its Subsidiaries or controlled Affiliates to, be principally engaged in any business or activity other than a Related Business.

     SECTION 4.11   Limitation on Dividends and Other Payment Restrictions
                    ------------------------------------------------------
     Affecting Restricted Subsidiaries.
     ---------------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or any Restricted Subsidiary;

          (b)  pay any Indebtedness owed to the Company or a Restricted
Subsidiary;

          (c)  make any Investment in the Company or any Restricted Subsidiary;
or

          (d) transfer any of its property or assets to the Company or to any Restricted Subsidiary, except for:

               (i) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under this Indenture to the extent relating to the property or asset subject to such Lien following a default in respect of the applicable secured obligation;

               (ii) any such encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date which encumbrance or restriction is in existence at the time such person becomes a Restricted Subsidiary but not created in contemplation thereof;

               (iii) any such encumbrance or restriction imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

               (iv) any encumbrance or restriction existing under any amendment to, and any agreement which refinances or replaces, an agreement containing a restriction permitted by clause (ii), provided that any such amendment or
                                             --------
     agreement constitutes no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, pay Indebtedness, make Investments or transfer property or assets than those under or pursuant to the agreement evidencing the Indebtedness or obligations so amended, refinanced or replaced; and

                   (v) any such encumbrance or restriction imposed in any agreement governing Senior Bank Financing; provided no such encumbrance or
                                                --------
     restriction shall, so long as no default shall exist under such agreement, prevent the payment of amounts to the Company required for it to meet its operating expenses (including, without limitation, payments under the Securities and this Indenture).

     SECTION 4.12  Limitation on Liens.
                   -------------------

     The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets, or any proceeds therefrom, or upon any income or profits therefrom or assign or convey any right to receive income therefrom.

     SECTION 4.13  Disposition of Proceeds of Asset Sales.
                   --------------------------------------

     The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 85% of such consideration consists of cash or Cash Equivalents (provided that any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee or purchaser that are immediately sold or transferred (on a non-recourse basis) for cash or Cash Equivalents shall be deemed cash for purposes of this provision and be treated as Net Cash Proceeds, subject to application as hereinafter provided). The Company or such Restricted Subsidiary, as the case may be, may either (i) within 365 days of an Asset Sale (other than an Asset Sale of the Company's direct or indirect interest in XYZ Entertainment, as to which no such limit would exist) apply the Net Cash Proceeds of such Asset Sale to permanently repay, and permanently reduce the commitments under, any Specified Indebtedness, or (ii) apply such Net Cash Proceeds to an investment in properties and assets ("Replacement Assets") that (x) in the case of an Asset Sale of the Company's direct or indirect interest in XYZ Entertainment will be used in a Related Business (or in Capital Stock of any person principally engaged in a Related Business) and (y) in all other cases will be used in a Related Business (or in Capital Stock of any person that will become a Restricted Subsidiary as a result of such investment to the extent such person owns properties and assets that will be used in a Related Business) of the Company or any Restricted Subsidiary located in the same nation as the assets disposed of in the Asset Sale within 365 days of such Asset Sale (in the case of clause (y)). Pending the final application of any such Net Cash Proceeds in accordance with the second sentence of this paragraph or to an Asset Sale Offer, the Company or such Restricted Subsidiary may invest such Net Cash Proceeds in any manner not prohibited by this Indenture and may temporarily repay Specified Indebtedness. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Specified Indebtedness nor invested in Replacement Assets in accordance with this paragraph shall constitute "Excess Proceeds" subject to disposition as provided below.

     When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof), the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders of the Securities, Securities having an aggregate purchase price equal to such Excess Proceeds at a price in cash equal to 100% of the Accreted Value thereof on any purchase date prior to May 15, 2001 or 100% of the outstanding principal amount at maturity thereof plus accrued and unpaid interest, if any, to any purchase date on or after May 15, 2001. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. Notwithstanding the foregoing, in the event that any Pari Passu Indebtedness contains provisions requiring that the Company or a Restricted Subsidiary apply any Excess Proceeds from an Asset Sale made by it to make an offer to purchase or to permanently repay such Pari Passu Indebtedness, and thereby reduce the commitments for such Pari Passu Indebtedness, (i) the Company will only be required to make an offer to purchase Securities having an aggregate purchase price, determined as set forth above, equal to the Pro Rata Share of the Excess Proceeds and (ii) the balance of such Excess Proceeds may be used to offer to purchase or to permanently repay, and reduce the commitments in respect of, such Pari Passu Indebtedness. To the extent that the aggregate purchase price for Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds available for such offer, the Company and the Restricted Subsidiaries may use such deficiency (the "Deficiency") for general corporate purposes permitted under this Indenture. If the aggregate purchase price for the Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds available for such offer, Securities to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     Notwithstanding the two immediately preceding paragraphs, (a) up to the XYZ Distribution Amount of the Net Cash Proceeds from any Asset Sale of the Company's or any Restricted Subsidiary's direct or indirect interest in XYZ Entertainment need not be applied as provided in the second sentence of the first paragraph of this Section 4.13 and (b) the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 85% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for Fair Market Value (with Fair Market Value being determined by an Independent Financial Advisor as required by the definition of Fair Market Value); provided
                                                                       --------
that any Net Cash Proceeds received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the two preceding paragraphs.

     At such time as the Company determines to make an Asset Sale Offer, it shall so notify the Trustee in writing. Within 15 days thereafter, it shall mail or cause the Trustee to mail (in the Company's name and at its expense) notice of an Asset Sale Offer to the Holders of the Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until the close of business on the third Business Day prior to the Asset Sale Offer Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (i)      that the Asset Sale Offer is being made pursuant to this
     Section 4.13;

               (ii) the purchase price (including the amount of accrued interest, if any, or the Accreted Value) for each Security and the Asset Sale Offer Payment Date;

               (iii) that any Security not tendered or accepted for payment will continue to accumulate Accreted Value or accrue interest, as the case may be, in accordance with the terms thereof;

               (iv) that any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest, as the case may be, after the Asset Sale Offer Payment Date unless the Company shall fail to make payment therefor;

               (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day immediately preceding the Asset Sale Offer Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day immediately preceding the Asset Sale Offer Payment Date, a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

               (vii) that if Securities in a principal amount in excess of the Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities
                                            --- ----
     tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000 in principal amount at maturity or integral multiples of $1,000 shall be acquired);

               (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

               (ix) the instructions that Holders must follow in order to tender their Securities.

     On or before the Asset Sale Offer Payment Date, the Company shall (I) accept for payment the Securities or portions thereof to be purchased pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the first Business Day following the Asset Sale Offer Payment Date. To the extent the Asset Sale Offer is not fully subscribed to by such Holders, the Company may retain such unutilized portion of the Excess Proceeds. The Paying Agent shall promptly deliver to the Company the balance of any moneys held by the Paying Agent after payment to the Holders of Securities as aforesaid.

     If the Company is required to make an Asset Sale Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable United States or foreign securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed.

     SECTION 4.14  Limitation on Transactions with Affiliates.
                   ------------------------------------------

     The Company shall not, and shall not permit, cause, or suffer any of its Subsidiaries or controlled Affiliates to, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any Affiliate of the Company or any beneficial holder of 10% or more of any class of Capital Stock of the Company or any officer or director of the Company or any Subsidiary (each an "Affiliate Transaction"), except on terms that are fair and reasonable to the Company, such Subsidiary or such controlled Affiliate, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $1,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) shall be approved by the Board of the Company, such approval to be evidenced by a Board Resolution (delivered to the Trustee) stating that the Board of the Company (including a majority of the Disinterested Directors) has determined that such transaction complies with the foregoing provisions. In addition to the foregoing, with respect to any Affiliate Transaction involving aggregate consideration of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more (other than an Investment in an Unrestricted Subsidiary or Unrestricted Affiliate permitted by Section 4.8, the Company must obtain a written opinion (delivered to the Trustee) from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company, the Subsidiary or such controlled Affiliate, as the case may be, are fair from a financial point of view.

     Notwithstanding the foregoing, the restrictions set forth in this Section
4.14 shall not apply to (i) transactions between or among the Company and/or any of the Restricted Subsidiaries, (ii) any dividend permitted by Section 4.8,
(iii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries and bonuses (or other incentive compensation) or legal fees in the ordinary course of business, (iv) [intentionally omitted],
(v) [intentionally omitted], (vi) transactions pursuant to the UIH Management Agreement and the Technical Service Agreements, in each case, as the same may be amended or supplemented, so long as amounts paid or payable under any amended or replacement agreement do not exceed the amounts payable under the original agreement as in effect on the Issue Date; provided, that if a Default shall have
                                          --------
occurred and be continuing, amounts paid and payable under the UIH Management Agreement and the Technical Service Agreements shall not exceed reimbursement of the reasonable expenses (including reasonable allocations of salary and overhead) of UIH incurred pursuant to such agreements and (vii) the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company.

     SECTION 4.15  Change of Control.
                   -----------------

     Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make and shall keep open for at least 20 Business Days an offer (a "Change of Control Offer") to each

Holder of Securities to repurchase on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all of such Holder's Securities at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to May 15, 2001) or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (if on or after May 15, 2001) (in either case, the "Change of Control Payment"). Not less than 28 days nor more than 45 days before the Change of Control Payment Date, the Company shall mail a notice to each Holder stating:

          (a) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered will be accepted for payment;

          (b) the Change of Control Payment Date and the amount of the Change of Control Payment;

          (c) that any Securities not tendered will continue to accrete or accrue interest, as the case may be, in accordance with the terms hereof;

          (d) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest, as the case may be, after the Change of Control Payment Date;

          (e) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on or prior to the Change of Control Payment Date;

          (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on or prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

          (g) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof.

     On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date.

     If the Company is required to make a Change of Control Offer, the Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable United States or foreign securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed.

     SECTION 4.16  Waiver of Stay; Extension of Usury Laws.
                   ---------------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein or in the Securities, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.17   Maintenance of Insurance.
                    ------------------------

     The Company shall, and shall cause each of its Subsidiaries to, keep at all times all of their respective properties and assets which are of an insurable nature (as determined by reference to industry standards) insured reasonably and appropriately as prudent business judgment would require against loss or damage and shall obtain such other reasonable and appropriate insurance as is required or so appropriate for the nature of the business and other risks encountered by the Company and its Subsidiaries, in each case with insurers reasonably and in good faith believed by the Company to be responsible and financially sound, to the extent that insurance of a similar character and nature is usually so obtained by corporations similarly situated and that are at any such time conducting business substantially similar to that of the Company and its Subsidiaries in accordance with prudent business practices.

     SECTION 4.18   Limitation on Unrestricted Subsidiaries and Unrestricted
                    --------------------------------------------------------
Affiliates.
----------

          (a) The Company may designate (i) any Subsidiary of the Company as an "Unrestricted Subsidiary" hereunder and (ii) any Restricted Affiliate as an Unrestricted Affiliate (each, a "Designation") only if:

                    (A) no Default shall have occurred and be continuing after giving effect to such Designation; and

                    (B) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of such Subsidiary or Restricted Affiliate, as the case may be, on such date.

          (b) Subject to Section 4.18(c), in the event of any Designation permitted under Section 4.18(a), the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.8 for all purposes under this Indenture in the Designation Amount. If at any time a person designated as a Restricted Affiliate under this Indenture ceases to constitute a Restricted Affiliate for any reason, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.8 for all purposes under this Indenture in an amount equal to the Fair Market Value of such person at such time.

          (c) Notwithstanding Sections 4.18(a) and 4.18(b), the Company shall be permitted to transfer its indirect interest in XYZ Entertainment to a Subsidiary and designate such Subsidiary as an "Unrestricted Subsidiary" hereunder without satisfaction of Section 4.18(a)(B), and such designation shall not result in the Company having been deemed to have made any Investment constituting a Restricted Payment hereunder.

          (d) (i) The Company shall not and shall not permit any Restricted Subsidiary to, at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be, or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be (including any right to take enforcement action against such Unrestricted Subsidiary or Unrestricted Affiliate, as the case may
be), except in the case of clause (x) or (y) to the extent permitted under
Section 4.8, and (ii) no Unrestricted Subsidiary or Unrestricted Affiliate shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary.

          (e) The Company may (i) revoke any Designation of a Subsidiary as an Unrestricted Subsidiary or (ii) designate any Unrestricted Affiliate as a Restricted Affiliate (each, a "Revocation") if:

                    (A) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                    (B) all Liens and Indebtedness of such Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be, outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

          (f) On the Issue Date, each of Saturn, YXZ Entertainment and United Wireless will be owned, directly or indirectly, through one or more Unrestricted Subsidiaries. Saturn and United Wireless shall not be designated Restricted Subsidiaries during the term of this Indenture. After the Issue Date, all Designations and Revocations under this Section 4.18 must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with this Section 4.18.

     SECTION 4.19   Limitation on Status as Investment Company.
                    ------------------------------------------

     The Company shall not, and shall not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940, as amended.

     SECTION 4.20   Internal Revenue Service Filing.
                    -------------------------------

     The Company shall file Internal Revenue Service Form 8281, Information Return for Publicly Offered Original Issue Discount Instruments, with the Internal Revenue Service within 30 days of the date of this Indenture and shall mail a copy of such filing to the Trustee within 15 days after such filing with the Internal Revenue Service.

     SECTION 4.21   Issuance of Contingent Warrants.
                    -------------------------------

          (a) If the Company does not effect an Equity Sale on or prior to November 15, 1997, the Company shall issue to Holders of the Securities the Warrants, which shall be exercisable at the Exercise Price for 0.4% of the Common Stock of the Company (determined on a fully diluted basis as of the date of such issuance after giving effect to the exercise or conversion of all securities exercisable or convertible into Common Stock, including the exercise of such Warrants); provided that the Company shall not be required to issue the
                   ---------
Warrants if the holder of all of the Capital Stock of the Company (x) is a corporation ("Parent") duly organized and validly existing under the laws of the State of Colorado or the State of Delaware, (y) has no material assets or liabilities other than all of the outstanding Capital Stock of the Company and
(z) issues, on or prior to November 15, 1997, warrants exercisable at the Exercise Price for 0.4% of the Common Stock of Parent to Holders of the Securities (determined on the same fully diluted basis set forth above).

          (b) The Warrants shall be issued pursuant to the Warrant Agreement or the warrants of Parent shall be issued pursuant to a warrant agreement substantially identical to the Warrant Agreement (with appropriate conforming changes), as the case may be.

          (c) The Warrants or the warrants of Parent, as the case may be, shall be issued to Holders of record as of November 1, 1997 pro rata, based upon the aggregate principal amount of Securities held by such Holders as of November 1, 1997.

          (d)       The Common Stock of the Company or Parent issued pursuant to
Section 4.21(a) shall conform in all material respects to the description thereof contained in the Offering Memorandum under the caption "Description of Capital Stock."


                                   ARTICLE V

                             SUCCESSOR CORPORATION
                             ---------------------

     SECTION 5.1   Limitation on Mergers, Consolidations or Sales of Assets.
                   --------------------------------------------------------

     The Company shall not, in a single transaction or through a series of transactions, consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons, and the Company shall not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, lease, transfer or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any person or persons, unless:

          (a) the Company shall be the continuing person or the resulting, surviving or transferee person (in either case, the "surviving entity") shall be a company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the surviving entity (if other than the Company) shall expressly assume all of the obligations of the Company under the Securities and this Indenture and shall execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form reasonably satisfactory to the Trustee;

          (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Securities and this Indenture), as the case may be, would be able to incur $1.00 of Indebtedness under the proviso of Section 4.9(a);

          (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and

          (e) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture complies with this Article V and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

     SECTION 5.2   Successor Entity Substituted.
                   ----------------------------

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of a person subject to, and in accordance with,
Section 5.1, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such surviving entity had been named as such; provided that,
                                                                --------
solely for purposes of computing Cumulative Adjusted Available Cash Flow for purposes of clause (iii) of Section 4.8(a), the Cumulative Adjusted Available Cash Flow of any persons other than the Company and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

     For all purposes of this Indenture and the Securities (including the provisions of this Article V and of Section 4.8, Section 4.9 and Section 4.12), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.18 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES
                              --------------------

     SECTION 6.1   Events of Default.
                   -----------------

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of interest on the Securities when it becomes due and payable and continuance of such default for a period of 30 days or more;

          (b) default in the payment of the principal of, or premium, if any, on the Securities when due, at maturity, upon redemption or otherwise (including pursuant to a Change of Control Offer or an Asset Sale Offer);

          (c) failure to make a Change of Control Offer or an Asset Sale Offer within the time periods specified in Sections 4.15 or 4.13, respectively, or default in the performance, or breach, of any provision of Article V;

          (d) default in the performance, or breach, of any covenant in this Indenture (other than defaults specified in clause (a), (b) or (c) above), and continuance of such default or breach for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities (in each case, when such notice is deemed received in accordance with this Indenture);

          (e) failure to perform any term, covenant, condition, or provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more under which the Company or any Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness;

          (f) any holder or encumbrancer of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon, have a receiver appointed with respect to, or dispose of assets of the Company or any Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;

          (g) one or more judgments, orders or decrees for the payment of money in the amount of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect;

          (h) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or proceeding to wind up or liquidate;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                    (iv) makes a general assignment for the benefit of its creditors or any class thereof or files, enters into or makes a proposal or scheme of arrangement involving the rescheduling or composition or compromise of its indebtedness;

                    (v) files an answer or consent seeking reorganization or relief; or

                    (vi) shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally;

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any Restricted Subsidiary as a debtor in an involuntary case or proceeding;

                    (ii) appoints a Custodian of the Company or any Restricted Subsidiary or a Custodian for all or substantially all of their respective properties; or

                    (iii) orders the liquidation, winding up or placement in official management of the Company or any Restricted Subsidiary;

     and in each case the order or decree remains unstayed and in effect for 60 days; or

          (j)       [intentionally omitted]

     SECTION 6.2    Acceleration.
                    ------------

     If an Event of Default (other than an Event of Default specified in paragraph (h) or paragraph (i) of Section 6.1 with respect to the Company) occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Securities may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in principal amount at maturity of the outstanding Securities shall, declare the Default Amount of, and any accrued and unpaid interest on, all outstanding Securities to be immediately due and payable and upon any such declaration such amounts (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Restricted Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Securities contained in this Indenture or the Securities, an amount of premium that would have been applicable pursuant to the Securities or as set forth in this Indenture) shall become immediately due and payable. If an Event of Default specified in paragraph (h) or paragraph (i) of Section 6.1 with respect to the Company occurs and is continuing, then the Default Amount of, and any accrued and unpaid interest on, all outstanding Securities (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Restricted Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Securities contained in this Indenture or the Securities, an amount of premium that would have been applicable pursuant to the Securities or as set forth in this Indenture) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such Default Amount (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Restricted Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Securities contained in this Indenture or the Securities, an amount of premium that would have been applicable pursuant to the Securities or as set forth in this Indenture), all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 7.7, shall terminate. The Holders of a majority in principal amount at maturity of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal and interest on the Securities which have become due solely as a result of such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) prior to such rescission the Company shall have paid or deposited with the

Trustee all sums paid or advanced by the Trustee hereunder and all other amounts due the Trustee and its agents and counsel under Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.3    Other Remedies.
                    --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the Accreted Value of, principal of or interest or Liquidated Damages on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 6.4    Waiver of Past Default.
                    ----------------------

     Subject to Sections 6.7 and 9.2, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in principal amount at maturity of the Securities at the time outstanding by written notice to the Company and the Trustee may waive on behalf of all the Holders any past Default under this Indenture and its consequence, except a Default in the payment of the Default Amount of, principal of or interest on any Security or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected pursuant to Section 9.2.

     SECTION 6.5    Control by Majority.
                    -------------------

     The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in
Section 6.3. However, the Trustee may refuse to follow any direction that conflicts with law, the Securities or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder or that may involve the Trustee in personal liability. The Trustee may take any other action reasonably deemed proper in good faith by the Trustee which is not inconsistent with such direction.

     SECTION 6.6    Limitation on Suits.
                    -------------------

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue a remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

          (e) during such 30-day period the Holders of at least a majority in principal amount of the then outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     SECTION 6.7   Rights of Holders To Receive Payment.
                   ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Accreted Value of or the principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

     SECTION 6.8   Collection Suit by Trustee.
                   --------------------------

     If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of the Accreted Value of or the principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the interest rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.9   Trustee May File Proofs of Claim.
                   --------------------------------

     The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any of its Subsidiaries (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     SECTION 6.10  Priorities.
                   ----------

     If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

     First:  to the Trustee for amounts due under Section 7.7;

     Second: to Holders for amounts due and unpaid on the Securities for Accreted Value or principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Accreted Value or principal and interest, respectively; and

     Third:  to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Article VI.

     SECTION 6.11  Undertaking for Costs.
                   ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities.

     SECTION 6.12  Rights and Remedies Cumulative.
                   ------------------------------

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.13  Delay or Omission Not Waiver.
                   ----------------------------

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                  ARTICLE VII

                                    TRUSTEE
                                    -------

     SECTION 7.1   Duties of Trustee.
                   -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)      Except during the continuance of an Event of Default:

                   (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i)   this paragraph does not limit the effect of paragraph
     (b) of this Section;

                   (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.4 or 6.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Except with respect to Sections 4.1, 4.6 and 4.20 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 4.6, 4.20 and 6.1(a) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     SECTION 7.2   Rights of Trustee.
                   -----------------

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     SECTION 7.3   Individual Rights of Trustee.
                   ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same right it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     SECTION 7.4   Trustee's Disclaimer.
                   --------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

     SECTION 7.5   Notice of Defaults.
                   ------------------

     If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 30 days after it occurs or, if later, within 10 days after such Default or Event of Default becomes known to the Trustee, unless such Default or Event of Default has been cured in accordance with TIA (S) 313(c). Except in the case of a Default or Event of Default arising pursuant to Section 6.1(a) or 6.1(b), the Trustee may withhold the notice to the Holders if and so long as a committee of its Trust Officers determines in good faith that withholding the notice is in the interest of the Holders.

     SECTION 7.6   Reports by Trustee to Holders.
                   -----------------------------

     Within 60 days after each November 15 beginning with the November 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

     SECTION 7.7   Compensation and Indemnity.
                   --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

     SECTION 7.8   Replacement of Trustee.
                   ----------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Securities of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)      the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)      the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Securities of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with
Section 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as a Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligation under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 7.9   Successor Trustee By Merger, Etc.
                   --------------------------------

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation if otherwise eligible hereunder without any further act shall be the successor Trustee, provided, such corporation shall be otherwise
                                --------
qualified and eligible under this Article VII.

     SECTION 7.10  Eligibility; Disqualification.
                   -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b); provided
                                                                   ---------
that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Securities.

      SECTION 7.11  Preferential Collection of Claims Against Company.
                    -------------------------------------------------

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

     SECTION 8.1   Termination of Obligations; Legal and Covenant Defeasance.
                   ---------------------------------------------------------

           (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.3 and 8.4 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 8.1(b) or 8.1(c) be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

           (b) Upon the Company's exercise under Section 8.1(a) of the option applicable to this Section 8.1(b), the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.2 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

                   (i) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, or on the redemption date, as the case may be, (ii) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10, 4.2 and 4.3,
     (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c) with respect to the Securities.

           (c) Upon the Company's exercise under Section 8.1(a) of the option applicable to this Section 8.1(c), the Company shall be released from its obligations under the covenants contained in Sections 2.16, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 and 4.18 and Article V with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1(c) or (d), as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

           (d) The following shall be the conditions to the application of either Section 8.1(b) or 8.1(c) to the outstanding Securities:

                    (i) the Company irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee (A) U.S. Legal Tender, (B) U.S. Government Obligations or (C) a combination thereof, in an amount sufficient after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the Accreted Value of or the principal of and interest on the Securities then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities; provided that (y) the
                                                        --------
     Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said Accreted Value or principal and interest with respect to the Securities and
     (z) such money or the proceeds of such U.S. Government Obligations shall have been on deposit with the Trustee for a period of at least 90 days;

                    (ii) no Default or Event of Default shall have occurred or be continuing on the date of such deposit and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

                    (iii) the Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee accompanied by a ruling of the Internal Revenue Service issued to the Company or based on a change in law occurring after the date hereof to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax in the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred;

                    (iv) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such U.S. Legal Tender or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor rights generally; and

                    (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to either the Legal Defeasance under Section 8.1(b) or the Covenant Defeasance under Section 8.1(c), as the case may be, have been complied with as contemplated by this Section 8.1(d); provided,
                                                                --------
     however, that no deposit under clause (i) above shall be effective to
     -------
     terminate the obligations of the Company under the Securities or this Indenture prior to 90 days following any such deposit.

     The Company will pay any taxes or other expenses incurred by any trust created pursuant to this Article VIII.

     SECTION 8.2    Application of Trust Money.
                    --------------------------

     The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.1, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the Accreted Value of or the principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

     SECTION 8.3    Repayment to the Company.
                    ------------------------

     Subject to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Accreted Value, principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying
                                      --------
Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

      SECTION 8.4   Reinstatement.
                    -------------

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with
Section 8.1; provided that if the Company has made any payment of interest on or
             --------
principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

      SECTION 8.5   Acknowledgment of Discharge by Trustee.
                    --------------------------------------

      After (a) the conditions of Section 8.1 have been satisfied, (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (a), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.1.


                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

      SECTION 9.1   Without Consent of Holders.
                    --------------------------

      Without the consent of any Holders, the Company, when authorized by resolutions of its Board of Directors (copies of which shall be delivered to the Trustee) and the Trustee may amend or supplement this Indenture or the Securities without notice to any Holder for any of the following purposes:

           (a) to cure any ambiguity, defect or inconsistency herein; provided that such amendment or supplement does not adversely affect the rights
--------
of any Holder in any respect;

           (b) to make any change that would provide any additional rights or benefits to Holders of the Securities;

           (c)      to provide for collateral for the Securities;

           (d) to provide for uncertificated Securities in addition to or in place of certificated Securities;

           (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

           (f) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

           (g) to make any other change that does not adversely affect the rights of any Holder; provided that in making such change, the Trustee may rely
                      --------
upon an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder.

      SECTION 9.2   With Consent of Holders.
                    -----------------------

      Subject to Section 6.7 and the provisions of this Section 9.2, the Company, when authorized by resolution of its Board of Directors (copies of which shall be delivered to the Trustee), and the Trustee may amend or supplement this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in principal amount at maturity of the then outstanding Securities affected may waive compliance by the Company with any provision of this Indenture without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

           (a) reduce the principal amount at maturity of, extend the fixed maturity of, or alter the redemption provisions of, the Securities or amend or modify the calculation of the Accreted Value or the Default Amount so as to reduce the amount of the Accreted Value or the Default Amount;

           (b) change the currency in which any Securities or any premium or the accrued interest thereon is payable;

           (c) reduce the percentage in principal amount at maturity outstanding of Securities who must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Securities;

           (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

           (e)      waive a default in payment with respect to the Securities;

           (f) reduce the rate or extend the time for payment of interest on the Securities;

           (g) alter the obligation to purchase the Securities in accordance with the Indenture following the occurrence of a Change of Control or an Asset Sale or waive any default in the performance thereof;

           (h) affect the ranking of the Securities in a manner adverse to the holder of any Securities.

           (i)      make any change in Section 6.4, 6.7 or this Section 9.2;

      It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

      SECTION 9.3   Compliance with Trust Indenture Act.
                    -----------------------------------

      Every amendment to or supplement of this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

      SECTION 9.4   Revocation and Effect of Consents.
                    ---------------------------------

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under
(S)316(b) of the TIA.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

      After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (a) through (h) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it.

      SECTION 9.5   Notation on or Exchange of Securities.
                    -------------------------------------

      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee may (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

      SECTION 9.6   Trustee To Sign Amendments, Etc.
                    -------------------------------

      The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

      SECTION 10.1  Trust Indenture Act Controls.
                    ----------------------------

      The provisions of TIA (S) (S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the above paragraph, the imposed duties shall control.

      SECTION 10.2  Notices.
                    -------

      Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail or by telecopier, followed by first-class mail, or by overnight service guaranteeing next-day delivery, addressed as follows:

           (a)      if to the Company:

                    UIH AUSTRALIA/PACIFIC, INC.
                    4643 South Ulster Street
                    Suite 1300
                    Denver, Colorado  80237
                    Attention:  Chief Executive Officer
                    Telecopier Number:  (303) 796-7220

      with, in the case of any notice or communication furnished pursuant to
Article VI, a copy to:

                    Holme Roberts & Owen LLP
                    1700 Lincoln Street, #4100
                    Denver, Colorado  80203
                    Attention:  Garth B. Jensen, Esq.
                    Telecopier Number:  (303) 866-0200

           (b)      if to the Trustee:

                    Firstar Bank of Minnesota, N.A.
                    101 East Fifth Street
                    St.  Paul, Minnesota 55101-1860
                    Attention: Corporate Trust Administration Department Telecopier Number: (612) 229-6415

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Security-holder, including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to such Holder, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 10.3  Communications by Holders with Other Holders.
                    --------------------------------------------

      Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c)

      SECTION 10.4  Certificate and Opinion of Counsel as to Conditions-
                    ---------------------------------------------------
Precedent.
---------

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (which officer signing such certificate may rely, as to matters of law, on an Opinion of Counsel), (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate and certificates of public officials) and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA (S) 314(c).

      SECTION 10.5  Statements Required in Certificate and Opinion of Counsel.
                    ---------------------------------------------------------

      Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (a) a statement that the Person making such certificate or rendering such Opinion of Counsel has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

           (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

      SECTION 10.6  Rules by Trustee, Paying Agent, Registrar.
                    -----------------------------------------

      The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

      SECTION 10.7  Legal Holidays.
                    --------------

      If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      SECTION 10.8  Governing Law.
                    -------------

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

      SECTION 10.9  No Recourse Against Others.
                    --------------------------

      No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

      SECTION 10.10 Successors.
                    ----------

      All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      SECTION 10.11 Counterparts.
                    ------------

      The parties may sign any number of counterparts of this Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

      SECTION 10.12 Severability.
                    ------------

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

      SECTION 10.13 Table of Contents, Headings, Etc.
                    --------------------------------

      The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

      SECTION 10.14 No Adverse Interpretation of Other Agreements.
                    ---------------------------------------------

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 10.15 Benefits of Indenture.
                    ---------------------

      Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

      SECTION 10.16 Independence of Covenants.
                    -------------------------

      All covenants and agreements in this Indenture shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                         [Signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              UIH AUSTRALIA/PACIFIC, INC.,
                                as Issuer


                              By: /s/ J. Timothy Bryan
                                 --------------------------------
                              Name:  J. Timothy Bryan
                              Title: Chief Financial Officer


      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              FIRSTAR BANK OF MINNESOTA, N.A.
                                as Trustee


                              By: /s/ Frank P. Leslie III
                                 --------------------------------
                              Name:  Frank P. Leslie III
                              Title: Vice President

                                  EXHIBIT A-1
                                  -----------
                          [FORM OF SERIES C SECURITY]

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) OR (d), BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SECURITY ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, AS OF THE ISSUE DATE, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $665.00; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $335.00; (3) THE ISSUE DATE IS SEPTEMBER 23, 1997; (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12.79% IF AN EQUITY SALE IS CONSUMMATED ON SEPTEMBER 23, 1997 OR 13.54% IF AN EQUITY SALE IS NOT CONSUMMATED PRIOR TO MATURITY. THESE AMOUNTS ARE SUBJECT TO CHANGE.

                                    A-1(1)

No.   $__________

                          UIH AUSTRALIA/PACIFIC, INC.

                   14% SERIES C SENIOR DISCOUNT NOTE DUE 2006


                UIH AUSTRALIA/PACIFIC, INC. promises to pay to


                   or registered assigns the principal sum of
                            Dollars on May 15, 2006.

                Interest Payment Dates: May 15 and November 15,
                          commencing November 15, 2001

                      Record Dates:  May 1 and November 1


                                     By:
                                        -------------------------------------
                                     Authorized Signature



                                     By:
                                        -------------------------------------
                                     Authorized Signature


Dated:


                         CERTIFICATE OF AUTHENTICATION

     This is one of the 14% Series C Senior Discount Notes due 2006 referred to in the within-mentioned Indenture.

                              FIRSTAR BANK OF MINNESOTA, N.A.,
                              as Trustee


                              By:
                                 -------------------------------------
                              Authorized Signatory

                                    A-1(2)

                             (REVERSE OF SECURITY)


                   14% SERIES C SENIOR DISCOUNT NOTE DUE 2006

     1.   Interest.  UIH AUSTRALIA/PACIFIC, INC., a Colorado corporation (the
          --------
"Company", which term shall include any successor thereto in accordance with the Indenture), promises to pay, until the principal hereof is paid or made available for payment, interest on the Accreted Value at the Interest Rate.
Cash interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 15, 2001. Cash interest shall be payable in arrears on May 15 and November 15 (each an "Interest Payment Date"), commencing November 15, 2001. Cash interest will be computed on the basis of a 360-day year of twelve full 30- day months. "Accreted Value" means, as of any date of determination, the sum (rounded to the nearest whole dollar) of (a) the initial offering price for each $1,000 principal amount at maturity of Securities and (b) the portion of the excess of the principal amount of Securities over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the Interest Rate then in effect, compounded semi-annually on each May 15 and November 15 from the date of issuance of the Securities through the earlier of (x) the date of determination and (y) May 15, 2001; "Interest Rate" means, at any time, 14% per annum; provided that if an Equity Sale has not been consummated on or prior to May 15, 1997, then from (and including) such date through (but excluding) the date of the consummation of an Equity Sale, the "Interest Rate" shall be increased by 0.75% per annum. Capitalized terms used herein without definition have the meanings set forth in the Indenture.

     2.   Method of Payment.  The Company will pay cash interest on the
          -----------------
Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Security.

     3.   Paying Agent and Registrar.  Initially, American Bank National
          --------------------------
Association (the "Trustee", which term shall include any successor thereto in accordance with the Indenture) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

     4.   Indenture.  The Company issued the Securities under an Indenture dated
          ---------
as of September 23, 1997 (the "Indenture") between the Company and the Trustee. This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are general unsecured senior obligations of the Company limited in aggregate principal amount at maturity to $45,000,000 except (x) as provided in Section 2.7 of the Indenture or (y) as required to give effect to an increase in the Interest Rate if an Equity Sale has not been consummated on or prior to May 15, 1997.

     5.   Optional Redemption.  The Securities will be redeemable, in whole or
          -------------------
in part, at any time on or after May 15, 2001 at the option of the Company, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

                          Redemption Year         Price
                          ---------------         -----
                          2001..................  107.00%

                                    A-1(3)

                          2002..................  104.67%
                          2003..................  102.33%
                          2004 and thereafter...  100.00%

Notwithstanding the foregoing, on or prior to May 15, 1999, the Company may, at its option, use the net cash proceeds of (i) a Public Equity Offering or (ii) a sale or series of related sales by the Company (or any person of which the Company is a direct Subsidiary) of its Capital Stock (other than Disqualified Capital Stock) to one or more Strategic Equity Investors to redeem up to an aggregate of 33% of the originally issued principal amount at maturity of Securities from the holders of Securities, on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 113% of the Accreted Value thereof; provided that not less than 67% of the originally issued principal
         --------
amount at maturity of Securities are outstanding immediately thereafter; provided, further, that in the case of a Public Equity Offering by, or an
--------  -------
investment by a Strategic Equity Investor in, a person of which the Company is a direct Subsidiary, such person contributes to the capital of the Issuer net cash proceeds in an amount sufficient to redeem Securities called for redemption in accordance with the terms thereof. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering or an investment by a Strategic Equity Investor, the Company shall send the redemption notice not later than 60 days after the consummation thereof.

     6.   Notice of Redemption.  Notice of redemption will be mailed at least 30
          --------------------
days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on or Accreted Value ceases to accumulate on, as the case may be, Securities or portions thereof called for redemption.

     7.   Offers to Purchase.  Sections 4.13 and 4.15 of the Indenture provide
          ------------------
that after an Asset Sale, or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

     8.   Denominations, Transfer, Exchange.  The Securities are in registered
          ---------------------------------
form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Security or portion of a Security selected for redemption, or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

     9.   Persons Deemed Owners.  The Holder of a Security may be treated as the
          ---------------------
owner of it for all purposes.

     10.  Unclaimed Money.  If money for the payment of principal or interest
          ---------------
remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     11.  Amendment, Supplement, Waiver.  The Company and the Trustee may,
          -----------------------------
without the consent of the Holders of any outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

     12.  Successor Corporation.  When a successor corporation assumes all the
          ---------------------
obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, subject to certain exceptions, be released from those obligations.

                                    A-1(4)

     13.  Defaults and Remedies.  Events of Default include: default in payment
          ---------------------
of interest on, or Liquidated Damages, if any, with respect to, any Security for 30 days; default in payment of principal or Accreted Value, as the case may be, of or premium on the Securities at maturity, or upon acceleration, redemption or otherwise; failure by the Company to comply with certain provisions of the Indenture; failure by the Company for 30 days after written notice to it from the Trustee or Holders of at least 25% in principal amount at maturity of the then outstanding Securities to comply with any of its other agreements in the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged for 60 days after being entered; and certain events of bankruptcy or insolvency with respect to the Company and its Restricted Subsidiaries. If an Event of Default occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities may and the Trustee upon request of the Holders of not less than 25% in principal amount at maturity of the outstanding Securities shall, declare the Default Amount of, and any accrued and unpaid interest on, all outstanding Securities to be immediately due and payable and upon any such declaration such amounts (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Restricted Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Securities contained in the Indenture or the Securities, an amount of premium that would have been applicable pursuant to the Securities or as set forth in the Indenture) shall become immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal or interest and the failure to make payment when required by Sections 4.13 and 4.15 or the failure by the Company to observe the provisions of Article V of the Indenture) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     14.  Restrictive Covenants.  The Indenture imposes certain limitations on
          ---------------------
the ability of the Company and its Subsidiaries to, among other things, make Restricted Payments, incur additional Indebtedness and issue preferred stock, pay dividends and make distributions, make Restricted Investments, create certain Liens, engage in certain businesses, enter into certain transactions with Affiliates, sell assets, or enter into certain mergers and consolidations. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     15.  Trustee Dealings with Company.  The Trustee, in its individual any
          -----------------------------
other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     16.  No Recourse Against Others.  No past, present or future director,
          --------------------------
officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     17.  Discharge.  The Company's obligations pursuant to the Indenture will
          ---------
be discharged, except for certain specified obligations, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender or U.S. Government Obligations sufficient to pay when due principal or the interest on the Securities to maturity or redemption, as the case may be.

     18.  Authentication.  This Security shall not be valid until the Trustee
          --------------
signs the certificate of authentication on the other side of this Security.

     19.  Registration Rights.  Pursuant to the Registration Rights Agreement,
          -------------------
the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for Securities of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the

                                    A-1(5)

Securities Act, in like principal amount and having identical terms as this Security. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     20.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     21.  GOVERNING LAW.  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY
          -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               UIH AUSTRALIA/PACIFIC, INC.
               4643 South Ulster Street
               Suite 1300
               Denver, Colorado  80237
               Attention:  Chief Executive Officer


                                    A-1 (6)

                                ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to
                                             -----------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                     ---------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 15, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

[Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or
--

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    A-1 (7)

Date:                         Your signature:
     ----------------                        -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------

-------------------------------------------------------------------------------
     TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ----------------------  ------------------------------------------------

                               NOTICE:    To be executed by an executive officer

                                    A-1 (8)

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Security purchased by the Company pursuant to
Section 4.13 or 4.15 of the Indenture, check the Box:  [_]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, state the amount:


                    $
                     -------------

Date:                             Your Signature:
       -------------------------                 -----------------------------

                         (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                      -----------------------

                                    A-1 (9)

                                   EXHIBIT A-2
                                  ------------


[FORM OF SERIES D SECURITY]

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $665.00; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $335.00; (3) THE ISSUE DATE IS SEPTEMBER 23, 1997; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12.79% IF AN EQUITY SALE IS CONSUMMATED ON SEPTEMBER 23, 1997 OR 13.54% IF AN EQUITY SALE IS NOT CONSUMMATED PRIOR TO MATURITY.

No.  [     ]                             $[          ]

                          UIH AUSTRALIA/PACIFIC, INC.

                   14% SERIES D SENIOR DISCOUNT NOTE DUE 2006


                UIH AUSTRALIA/PACIFIC, INC. promises to pay to


               or registered assigns the principal sum of Dollars on May 15, 2006.

Interest Payment Dates:  May 15 and November 15, commencing November 15, 2001

Record Dates:  May 1 and November 1

                         By:
                            -------------------------------------
                              Authorized Signature


                         By:
                            -------------------------------------
                              Authorized Signature


Dated:  September 23, 1997

                         CERTIFICATE OF AUTHENTICATION

     This is one of the 14% Series D Senior Discount Notes due 2006 referred to in the within-mentioned Indenture.


                         FIRSTAR BANK OF MINNESOTA, N.A.,
                         as Trustee

                         By:
                            ----------------------------------------
                              Authorized Signatory

                                    A-2 (1)

                             (REVERSE OF SECURITY)


          14% SERIES D SENIOR DISCOUNT NOTE DUE 2006

     1.   Interest.  UIH AUSTRALIA/PACIFIC, INC., a Delaware corporation (the
          --------
"Company", which term shall include any successor thereto in accordance with the Indenture), promises to pay, until the principal hereof is paid or made available for payment, interest on the Accreted Value at the Interest Rate.
Cash interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 15, 2001. Cash interest shall be payable in arrears on May 15 and November 15 (each an "Interest Payment Date"), commencing November 15, 2001. Cash interest will be computed on the basis of a 360-day year of twelve full 30- day months. "Accreted Value" means, as of any date of determination, the sum (rounded to the nearest whole dollar) of (a) the initial offering price for each $1,000 principal amount at maturity of Securities and (b) the portion of the excess of the principal amount of Securities over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the Interest Rate then in effect, compounded semi-annually on each May 15 and November 15 from the date of issuance of the Securities through the earlier of (x) the date of determination and (y) May 15, 2001; "Interest Rate" means, at any time, 14% per annum; provided that if an Equity Sale has not been consummated on or prior to May 15, 1997, then from (and including) such date (but excluding) the date of the consummation of an Equity Sale, the "Interest Rate" shall be increased by 0.75% per annum. Capitalized terms used herein without definition have the meanings set forth in the Indenture.

     2.   Method of Payment.  The Company will pay cash interest on the
          -----------------
Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Security.

     3.   Paying Agent and Registrar.  Initially, American Bank National
          --------------------------
Association (the "Trustee", which term shall include any successor thereto in accordance with the Indenture) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

     4.   Indenture.  The Company issued the Securities under an Indenture dated
          ---------
as of September 23, 1997 (the "Indenture") between the Company and the Trustee. This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S) (S) 77aaa-77bbbb) as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are general unsecured senior obligations of the Company limited in aggregate principal amount at maturity to $45,000,000 except (x) as provided in Section 2.7 of the Indenture or (y) as required to give effect to an increase in the Interest Rate if an Equity Sale has not been consummated on or prior to May 15, 1997.

     5.   Optional Redemption.  The Securities will be redeemable, in whole or
          -------------------
in part, at any time on or after May 15, 2001 at the option of the Company, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

                   Redemption Year               Price
                   ---------------              -------
            2001.........................       107.00%
            2002.........................       104.67%
            2003.........................       102.33%
            2004 and thereafter..........       100.00%

                                    A-2 (2)

     Notwithstanding the foregoing, on or prior to May 15, 1999, the Company may, at its option, use the net cash proceeds of (i) a Public Equity Offering or
(ii) a sale or series of related sales by the Company (or any person of which the Company is a direct Subsidiary) of its Capital Stock (other than Disqualified Capital Stock) to one or more Strategic Equity Investors to redeem up to an aggregate of 33% of the originally issued principal amount at maturity of Securities from the holders of Securities, on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 113% of the Accreted Value thereof; provided that not less than 67% of the originally issued
               --------
principal amount at maturity of Securities are outstanding immediately thereafter; provided, further, that in the case of a Public Equity Offering by,
            --------  -------
or an investment by a Strategic Equity Investor in, a person of which the Company is a direct Subsidiary, such person contributes to the capital of the Issuer net cash proceeds in an amount sufficient to redeem Securities called for redemption in accordance with the terms thereof. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering or an investment by a Strategic Equity Investor, the Company shall send the redemption notice not later than 60 days after the consummation thereof.

     6.   Notice of Redemption.  Notice of redemption will be mailed at least 30
          --------------------
days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on or Accreted Value ceases to accumulate on, as the case may be, Securities or portions thereof called for redemption.

     7.   Offers to Purchase.  Sections 4.13 and 4.15 of the Indenture provide
          ------------------
that after an Asset Sale, or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

     8.   Denominations, Transfer, Exchange.  The Securities are in registered
          ---------------------------------
form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

     9.   Persons Deemed Owners.  The Holder of a Security may be treated as the
          ---------------------
owner of it for all purposes.

     10.  Unclaimed Money.  If money for the payment of principal or  interest
          ---------------
remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     11.  Amendment, Supplement, Waiver.  The Company and the Trustee may,
          -----------------------------
without the consent of the Holders of any outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

     12.  Successor Corporation.  When a successor corporation assumes all  the
          ---------------------
obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, subject to certain exceptions, be released from those obligations.

     13.  Defaults and Remedies.  Events of Default include: default in payment
          ---------------------
of interest on, or Liquidated Damages, if any, with respect to, any Security for 30 days; default in payment of principal or Accreted Value, as the case may be, of or premium on the Securities at maturity, or upon acceleration, redemption or otherwise; failure by the Company to comply with certain provisions of the Indenture; failure by the Company for 30 days after written notice to

                                    A-2 (3)
it from the Trustee or Holders of at least 25% in principal amount at maturity of the then outstanding Securities to comply with any of its other agreements in the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged for 60 days after being entered; and certain events of bankruptcy or insolvency with respect to the Company and its Restricted Subsidiaries. If an Event of Default occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities may and the Trustee upon request of the Holders of not less than 25% in principal amount at maturity of the outstanding Securities shall, declare the Default Amount of, and any accrued and unpaid interest on, all outstanding Securities to be immediately due and payable and upon any such declaration such amounts (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Restricted Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Securities contained in the Indenture or the Securities, an amount of premium that would have been applicable pursuant to the Securities or as set forth in the Indenture) shall become immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal or interest and the failure to make payment when required by Sections 4.13 and 4.15 or the failure by the Company to observe the provisions of Article V of the Indenture) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     14.  Restrictive Covenants.  The Indenture imposes certain limitations  on
          ---------------------
the ability of the Company and its Subsidiaries to, among other things, make Restricted Payments, incur additional Indebtedness and issue preferred stock, pay dividends and make distributions, make Restricted Investments, create certain Liens, engage in certain businesses, enter into certain transactions with Affiliates, sell assets, or enter into certain mergers and consolidations. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     15.  Trustee Dealings with Company.  The Trustee, in its individual or  any
          -----------------------------
other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     16.  No Recourse Against Others.  No past, present or future director,
          --------------------------
officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     17.  Discharge.  The Company's obligations pursuant to the Indenture will
          ---------
be discharged, except for certain specified obligations, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender or U.S. Government Obligations sufficient to pay when due principal or the interest on the Securities to maturity or redemption, as the case may be.

     18.  Authentication.  This Security shall not be valid until the Trustee
          --------------
signs the certificate of authentication on the other side of this Security.

     19.  Registration Rights.  Pursuant to the Registration Rights Agreement,
          -------------------
the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for Securities of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having identical terms as this Security. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                                    A-2 (4)

     20.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     21.  GOVERNING LAW.  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY
          -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               UIH AUSTRALIA/PACIFIC, INC.
               4643 South Ulster Street
               Suite 1300
               Denver, Colorado  80237
               Attention:  Chief Executive Officer

                                    A-2 (5)

                                ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to
                                            ------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                    ----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the
                                      ------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

books of the Company. The agent may substitute another to act for him.

Date:                              Your signature:
     -----------------------                      ------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:
                    --------------------------------------

                                    A-2 (6)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security purchased by the Company pursuant to
Section 4.13 or 4.15 of the Indenture, check the Box:  [_]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, state the amount:


               $
                ---------------

Date:                           Your Signature:
      -------------------------                --------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:
                    ---------------------------

                                    A-2 (7)

                                    EXHIBIT B
                                    ---------


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   EXHIBIT C
                                   ---------


                           Form of Certificate to Be
                          Delivered in Connection With
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


_______________, ___

FIRSTAR BANK OF MINNESOTA, N.A.
Attention:  Corporate Trust Administration Department


     Re:  UIH Australia/Pacific, Inc.  (the "Company")
     14% Senior Discount Notes due 2006
     (the "Securities")
     ------------------

Dear Sirs:

     In connection with our proposed purchase of $[     ] aggregate principal
amount of the Securities, we confirm that:

     1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of September 23, 1997, relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that such Securities may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and, unless such transfer occurs in a transaction meeting the requirements of Rule 144A, based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Securities purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein.

     3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

     5. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

     Very truly yours,

     [Name of Transferee]

     By:
        ----------------------
     Authorized Signature

                                   EXHIBIT D
                                   ---------


                      Form of Certificate to Be Delivered
                          In Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------

-----------, ---

FIRSTAR BANK OF MINNESOTA, N.A.
Attention:  Corporate Trust Administration Department


     Re:  UIH Australia/Pacific, Inc.  (the "Company")
     14% Senior Discount Notes due 2006
     (the "Securities")
      ---------------

Dear Sirs:

     In connection with our proposed sale of $[       ] aggregate principal
amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1) the offer of the Securities was not made to a person in the United States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By:
                                 ----------------------------------
                              Authorized Signature

                                      D-1